UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement
☐	CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Section 240.14a-12

REX American Resources Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

7720 Paragon Road
Dayton, Ohio 45459

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held on May 28, 2026

The 2026 Annual Meeting of Shareholders (the “Annual Meeting”) of REX American Resources Corporation (“REX” or the “Company”) will be held at the Company’s corporate offices located at 7720 Paragon Road, Dayton, Ohio on Thursday, May 28, 2026, at 3:00 p.m. EDT, for the following purposes:

1.	Election of nine members to the Board of Directors to serve until the next Annual Meeting of Shareholders and until their successors are elected and qualified.

2.	Advisory vote on executive compensation.

3.	Adoption of an Amendment to our Certificate of Incorporation to increase our authorized Common Stock from 45,000,000 shares to 90,000,000 shares.

4.	Approval of our 2026 Incentive Plan.

5.	Ratification of the appointment of our independent registered public accounting firm for fiscal 2026.

6.	Transaction of such other business as may properly come before the Annual Meeting or any adjournment thereof.

Only shareholders of record at the close of business on April 6, 2026 will be entitled to notice of and to vote at the Annual Meeting.

All shareholders are cordially invited to attend the Annual Meeting in person.

By Order of the Board of Directors EDWARD M. KRESS Secretary

Dayton, Ohio
April 15, 2026

Important Notice Regarding the Availability of Proxy Materials
for the Shareholders Meeting to be Held on May 28, 2026

We are furnishing our proxy materials to you under Securities and Exchange Commission rules that allow companies to deliver proxy materials to their shareholders on the internet. On or about April 15, 2026, we mailed to our shareholders a Notice of Internet Availability of Proxy Materials

(“Notice”) and provided access to our proxy materials over the internet. The proxy materials include our 2026 Annual Report to Shareholders, our Proxy Statement, voting instructions and a form of proxy card.

The Proxy Statement, 2025 Annual Report and other soliciting materials are available at https://investors.rexamerican.com/ir-resources/annual-meeting and then clicking on the “Annual Report” and “2026 Proxy” links.

We encourage you to attend the Annual Meeting. However, it is important that your shares be represented whether or not you are personally able to attend the Annual Meeting. Please vote as instructed in the Notice, via the Internet or the telephone, as promptly as possible so as to ensure that your vote is recorded. Alternatively, you may follow the procedures outlined in the Notice to request a paper proxy card to submit your vote by mail. If you attend the meeting and your shares are registered in your name, you may withdraw your proxy at that time and vote your shares in person.

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REX AMERICAN RESOURCES CORPORATION
7720 Paragon Road
Dayton, Ohio 45459

PROXY STATEMENT

Mailing Date
April 15, 2026

GENERAL INFORMATION

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of REX American Resources Corporation, a Delaware corporation (“REX” or the “Company”) for the purposes set forth herein at our Annual Meeting of Shareholders to be held on May 28, 2026 and any adjournments thereof. All shares will be voted in accordance with the shareholder’s properly completed voting instructions or proxy card.

Only holders of Common Stock, $.01 par value (“Common Stock”), which is our only class of shares, whose names appeared of record on the books of the Company at the close of business on April 6, 2026, the record date for the Annual Meeting, are entitled to notice of and to vote during the Annual Meeting. Each shareholder is entitled to one vote per share. As of the record date for the Annual Meeting, we had 32,937,718 shares of Common Stock outstanding.

Internet Availability of Proxy Materials

We are furnishing proxy materials to our shareholders primarily via the Internet under rules adopted by the U.S. Securities and Exchange Commission, instead of mailing printed copies of those materials to each shareholder. On or about April 15, 2026, we mailed to our shareholders (other than those who previously requested electronic or paper delivery) a Notice of Internet Availability of Proxy Materials containing instructions on how to access our proxy materials, including our Proxy Statement and our Annual Report to Shareholders. The Notice of Internet Availability of Proxy Materials also instructs you on how to vote via the Internet or by telephone or to access a proxy card.

This process is intended to expedite your receipt of proxy materials and lower the cost of the Annual Meeting. If you would prefer to continue to receive printed or electronic delivery of proxy materials, please follow the instructions included in the Notice of Internet Availability of Proxy Materials.

Other Important Information

A majority of the outstanding shares of Common Stock will constitute a quorum at the Annual Meeting. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum. A broker non-vote occurs when a broker submits a proxy with respect to shares held in a fiduciary capacity (or “street name”) that indicates the broker does not have discretionary authority to vote the shares on a particular matter.

You can vote either in person during the Annual Meeting or prior to the meeting by proxy. If you vote by proxy, you still are entitled (but not required) to participate in the Annual Meeting. Even if you plan to participate in the meeting, we encourage you to vote your shares in advance by following the instructions set forth in the Notice.

If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, such as shares registered in “street name,” you can vote your shares following the instructions in this Proxy Statement using the methods provided by your broker, bank or other agent. You may be eligible to vote your shares electronically over the Internet or by telephone. Many banks and brokerage firms offer Internet and telephone voting. If your bank or brokerage firm does not offer Internet or telephone voting, please follow their instructions to complete and return a proxy card. To vote shares you beneficially own in person at the Annual Meeting, you must first obtain a valid legal proxy from your broker, bank or other agent and then register in advance to vote at the Annual Meeting. Follow the instructions from your broker or bank or contact your broker or bank to request a legal proxy form.

After obtaining a valid legal proxy from your broker, bank or other agent, to then register to vote at the Annual Meeting, you must submit proof of your legal proxy reflecting the number of your shares along with your name and email address to Equiniti Trust Company, LLC. Requests for registration should be directed to proxy@equiniti.com or to facsimile number 718-765-8730. Written requests can be mailed to:

Equiniti Trust Company, LLC
Attn: Proxy Tabulation Department
1110 Centre Pointe Curve Suite 101
Mendota Heights, MN 55120

Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m., Eastern Time, on May 22, 2026.

Without your instructions, your broker or nominee is permitted to use its own discretion and vote your shares on certain routine matters but is not permitted to use discretion to vote on non-routine matters, which include Item 1 (election of directors), Item 2 (advisory vote on executive compensation), Item 3 (adoption of an amendment to our Certificate of Incorporation to increase our authorized shares of Common Stock to 90,000,000 shares), or Item 4 (approval of our 2026 Incentive Plan) listed in the Notice of Annual Meeting.

Attending the Annual Meeting

You are entitled to participate in the Annual Meeting only if you were a REX shareholder at the close of business on April 6, 2026 or if you hold a valid proxy. The meeting will be held at our corporate offices at 7720 Paragon Road, Dayton, Ohio on Thursday, May 28, 2026. The Annual Meeting will begin promptly at 3:00 p.m. EDT.

Fiscal Year

All references in this Proxy Statement to a particular fiscal year are to REX’s fiscal year ended January 31. For example, “fiscal 2025” means the period February 1, 2025 to January 31, 2026.

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ELECTION OF DIRECTORS

(Item 1)

Nine directors are to be elected at the Annual Meeting to hold office until the next Annual Meeting of Shareholders and until their successors are elected and qualified. Unless otherwise directed, it is the intention of the persons named in the accompanying proxy to vote each proxy for the election of the nominees listed below. All nominees are presently directors of REX and all nominees have given their consent to being named as a candidate.

If at the time of the Annual Meeting any nominee is unable or declines to serve, the proxy holders will vote for the election of such substitute nominee as the Board of Directors may recommend. We have no reason to believe that any substitute nominee will be required.

Directors are elected by a majority of votes cast unless the election is contested, in which case directors are elected by a plurality vote. A majority of votes cast means that the number of shares voted “for” a nominee must exceed the number of votes cast “against” that nominee. Abstentions and broker non-votes will have no effect. If a non-incumbent nominee receives a greater number of votes cast “against” than cast “for”, that non-incumbent nominee is not elected to the Board. Any incumbent director nominee who receives a greater number of votes cast “against” than votes “for” shall continue to serve as a “holdover director” under Delaware law, but shall tender his or her resignation as a director. Within 90 days, the Board will decide, after taking into account the recommendation of the Nominating/Corporate Governance Committee and excluding the nominee in question, whether to accept the resignation. The Board will promptly disclose its decision on a Form 8-K filed with the Securities and Exchange Commission.

Set forth below is certain information with respect to the nominees for director, including the experience, qualifications and skills we believe these individuals bring to the Board and qualify them to serve as directors. The following matrix summarizes the diversity of business skills and financial and reporting expertise of our directors.

	Stuart A. Rose	Zafar A. Rizvi	Edward M. Kress	David S. Harris	Charles A. Elcan	Mervyn L. Alphonso	Lee I. Fisher	Anne C. MacMillan	Cheryl L. Bustos
Qualifications/Experience
Executive leadership experience
Financial/accounting literacy
Legal expertise
Entrepreneurial experience
Policy experience
Independence
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STUART A. ROSE, 71, was appointed our Executive Chairman of the Board and Head of Corporate Development in 2015. Mr. Rose had served as our Chairman of the Board and Chief Executive Officer since our incorporation in 1984 as a holding company. Mr. Rose ceased to be our Chief Executive Officer in 2015. Prior to 1984, Mr. Rose was Chairman of the Board and Chief Executive Officer of Rex Radio and Television, Inc., which he founded in 1980. Mr. Rose’s past leadership and current position provides the Board with essential insight into the Company’s strategic activities.

ZAFAR A. RIZVI, 76, was appointed our Chief Executive Officer and a director in 2015. Mr. Rizvi has been our President and Chief Operating Officer since 2010, was Vice President from 2006 to 2010, and has been President of Farmers Energy Incorporated, our alternative energy investment subsidiary, since 2006. From 1991 to 2006, Mr. Rizvi was Vice President—Loss Prevention. Mr. Rizvi’s knowledge of the Company’s alternative energy investments and diverse management operation expertise provides the Board with operational perspective and promotes efficiencies in communications between management and the Board.

EDWARD M. KRESS, 76, has been our Secretary since 1984 and a director since 1985. Mr. Kress has been a partner of the law firm of Dinsmore & Shohl LLP (formerly Chernesky, Heyman & Kress P.L.L.), our legal counsel, since 1988. Mr. Kress has practiced law in Dayton, Ohio since 1974. Mr. Kress, a lawyer and our legal counsel, provides the Board with critical legal advice and perspective.

DAVID S. HARRIS, 66, has been a director since 2004 and Lead Director since 2015. Mr. Harris has served as President of Grant Capital, Inc., a private investment company, since 2002. Previously, he was a director of Carrols Restaurant Group, Inc., a restaurant franchisee, where he served in various roles from 2012 to 2024, including Chairman of the Audit and Compensation Committees and Chairman of the Board from 2020 to 2024. Mr. Harris served as chief operating officer of Seven Oaks Acquisition Corp., a special purpose acquisition company, from 2020 to 2021. Mr. Harris’ experience in corporate finance and capital markets and previous experience as a director of public companies is valuable to the Board in developing strategy and evaluating senior management.

CHARLES A. ELCAN, 62, has been a director since 2003. Mr. Elcan has served as a partner of Elcan Ventures since 2021. Mr. Elcan was previously a founder of, and President until 2017 of, China Healthcare Corporation, organized in 2008 to build and operate hospitals in China. Mr. Elcan was Executive Vice President—Medical Office Properties of Health Care Property Investors, Inc. (HCP), a real estate investment trust specializing in health care related real estate, from 2003 to 2008, and served as the Chief Executive Officer and President of MedCap Properties, LLC, a real estate company located in Nashville, Tennessee that owned, operated and developed real estate in the healthcare field, from 1998 to 2003. (HCP acquired MedCap Properties in 2003.) From 1992 to 1997, Mr. Elcan was a founder and investor in Behavioral Healthcare Corporation (now Ardent Health Services LLC), a healthcare company that owns and operates acute care hospitals. Mr. Elcan, a founder of health care real estate companies, brings to the Board entrepreneurial experience.

MERVYN L. ALPHONSO, 85, has been a director since 2007. Mr. Alphonso retired as Vice President for Administration and Chief Financial Officer of Central State University in 2007. Mr. Alphonso has over 30 years of experience in the banking industry. He was President, Dayton District, KeyBank National Association from 1994 to 2000 and held various management positions with KeyBank of New York, N.A., and Crocker National Bank and Bankers Trust Company. Mr. Alphonso served as a Peace Corps volunteer from 2001 to 2003. Mr. Alphonso’s experience in the banking industry and as a chief financial officer provides the Board with financial management expertise.

LEE I. FISHER, 74, has been a director since 2011 and previously served as a director from 1996 to 2006. Mr. Fisher has served as President of Baldwin Wallace University, since July 1, 2025. Mr. Fisher served as Dean of Cleveland State University College of Law and Joseph C. Hostetler – Baker Hostetler Chair in Law from 2017 until June 30, 2025. From 2011 to 2017, he was President and

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Chief Executive Officer of CEOs for Cities, a non-profit national organization of urban leaders focused on revitalizing American cities. Mr. Fisher was also a Senior Fellow with the Levin College of Urban Affairs at Cleveland State University and an Urban Scholar with the College of Urban Planning and Public Affairs at the University of Illinois-Chicago. Mr. Fisher served as Lieutenant Governor of Ohio from 2007 to 2011, including as Director of the Ohio Department of Development and Chair of the Ohio Third Frontier Commission. He served as President and Chief Executive Officer of the Center for Families and Children, a private non-profit human services organization, from 1999 to 2006. Mr. Fisher practiced law with the law firm of Hahn Loeser & Parks LLP from 1978 to 1990 and was a partner in the firm from 1995 to 1999. He served as Ohio Attorney General from 1991 to 1995, Ohio State Senator from 1983 to 1990 and Ohio State Representative from 1981 to 1983. Mr. Fisher was formerly a director of OfficeMax Incorporated. In 2024, he was inducted into the Cleveland Magazine Business Hall of Fame. Mr. Fisher brings to the Board experience and understanding of law, government, higher education, public affairs, economic development, and regulatory and public policy.

ANNE C. MACMILLAN, 47, has been a director since 2019. Ms. MacMillan has been a partner with Invariant GR since 2016, where she manages Invariant’s food, agriculture and trade practice, leveraging nearly 20 years of substantive policy experience from the House of Representatives, the United States Department of Agriculture, and in corporate America. Ms. MacMillan served as the Director of Government Affairs for the Wonderful Company, a multi-billion dollar farming and consumer packaged goods company, from 2014-2016. Prior to that, Ms. MacMillan was at the United States Department of Agriculture, serving as Senior Advisor from 2010-2012, and as Deputy Chief of Staff from 2012-2014 where she developed and implemented the Agency’s regulatory agenda and managed key policy staff. Ms. MacMillan started her career on Capitol Hill with the late Bob Matsui (D-CA) and spent several years as the Legislative Director to Rep. Dennis Cardoza (D-CA), managing his Agriculture and Natural Resources Committee work in addition to assisting with his leadership of the Blue Dog Coalition. Ms. McMillan then served as a senior policy advisor for Speaker Nancy Pelosi (D-CA) for the last two years of the Speaker’s first speakership. In this capacity, Ms. MacMillan managed all issues pertaining to agriculture and rural America, amongst other key priorities. Ms. MacMillan is a graduate of the University of California, San Diego and received her Juris Doctorate from The George Washington University Law School. Ms. MacMillan’s experience serving the agricultural industry, in both the public and private sector, brings a different perspective and insight to the Board.

CHERYL L. BUSTOS, 64, has been a director since February 2023. Since December, 2023, she has been a partner of, and since January, 2023, she has been head of Illinois operations and Co-Chair of, Mercury Public Affairs LLC, a public affairs consulting firm and subsidiary of Omnicon Group Inc. based in Washington, D.C. Ms. Bustos served in the United States House of Representatives, representing Illinois’ 17th Congressional District, from January, 2013 until January, 2023. While in the House of Representatives, Ms. Bustos served on the Agriculture Committee for 10 years and chaired its General Farm Commodities and Risk Management Subcommittee during a portion of that time. She also served on the House Appropriations Committee. Prior to serving in Congress, Ms. Bustos was Vice President of Corporate Communications for UnityPoint Health, a nonprofit integrated healthcare system, from 2008 to 2011; Senior Director of Corporate Communications for Trinity Regional Health System from 2001 to 2007; and a journalist with the Quad-City Times from 1985 to 2001. Ms. Bustos holds a bachelors degree in Government and Politics from the University of Maryland and a Masters in Public Affairs Reporting from the University of Illinois at Springfield. Ms. Bustos also is a board member of Ullico Inc., a privately held insurance and financial services holding company, and its subsidiary, Ullico Investment Advisors Inc., a registered investment advisor. Ms. Bustos provides the Board with extensive legislative experience at the local and national level, expertise in agricultural policy and familiarity with the agricultural community.

Board of Directors

Our Board of Directors currently consists of nine directors. The Board has determined that five of the nine, David S. Harris, Charles A. Elcan, Mervyn L. Alphonso, Lee I. Fisher and Anne C. MacMillan, are

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independent within the meaning of Section 303A.02 of the New York Stock Exchange (“NYSE”) Listed Company Manual.

To be considered independent, the Board must determine that the director has no material relationship with the Company, either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company, including commercial, industrial, banking, consulting, legal, accounting, charitable and family relationships, among others. Our Board has established the following guidelines, consistent with Section 303A.02 of the NYSE listing standards, to assist it in determining independence of directors.

●	A director who is an employee, or whose immediate family member (as defined in such guidelines) is an executive officer, of the Company is not independent until three years after the end of such employment relationship.

●	A director who receives, or whose immediate family member receives, more than $120,000 during any 12-month period in direct compensation from the Company, other than director or committee fees and pension or other forms of deferred compensation for prior service (not contingent in any way on continued service), is not independent until three years after he or she does not receive more than $120,000 of such compensation during any 12-month period. (Compensation received by an immediate family member for service as a non-executive employee need not be considered in determining independence under this test.)

●	A director who is employed, or whose immediate family member is employed, as an executive officer of another company where any of the Company’s present executives at the same time serve on that company’s compensation committee is not independent until three years after the end of such service or the employment relationship.

●	A director who is an employee, or whose immediate family member is an executive officer, of a company that makes payments to, or receives payments from, the Company for property or services in an amount which, in any single fiscal year, exceeds the greater of $1 million, or 2% of such other company’s consolidated gross revenues, is not independent until three years after falling below such threshold.

Messrs. Harris, Alphonso, Elcan and Fisher and Ms. MacMillan currently have no relationships with the Company other than being a director. The Company was a party to a consulting services agreement with Highstake 35 LLC doing business as Mercury Public Affairs under which the Company paid the firm $15,000 per month to provide certain consulting services to the Company for the period commencing August 1, 2024 through December 31, 2025. The Company subsequently entered into a new consulting services agreement with Mercury Public Affairs LLC with the same monthly payment for the period from January 1, 2026 through June 30, 2026. Ms. Bustos is a partner and officer of Mercury Public Affairs. At the time the consulting services agreement was first approved, the Board also concluded that Ms. Bustos would no longer be independent after the agreement went into effect, and she resigned at that time as a member of the Audit and Nominating/Corporate Governance Committees.

Our Board of Directors held six meetings during the fiscal year ended January 31, 2026. Directors are invited and encouraged to attend our Annual Meeting of Shareholders, and all of our serving directors attended last year’s Annual Meeting of Shareholders. During our fiscal year ended January 31, 2026, each of our directors also attended 100% of the Board meetings and the meetings of each Committee on which the director served, other than Ms. Bustos, who attended more than 83% of such meetings. Our Board of Directors also acted once during fiscal 2025 by unanimous written consent.

The non-management directors have the opportunity to meet in executive sessions without management present following Audit Committee and Board meetings. The presiding director for each executive session is the independent Lead Director.

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Board Leadership Structure

The Board is responsible for periodically evaluating the leadership structure of the Company’s Board of Directors, including whether to combine or separate the roles of Chairman of the Board and Chief Executive Officer. The Board recognizes that different structures may be appropriate at different times or under different circumstances and believes it is important to retain the flexibility to have structures best suited to the Company’s specific characteristics or circumstances. If the offices of Chairman of the Board and Chief Executive Officer are held by the same person, or if the Chairman is not independent, the Board will annually elect an independent director to serve in a lead capacity.

Zafar A. Rizvi is Chief Executive Officer and a director of the Company and Stuart A. Rose is Executive Chairman and Head of Corporate Development. The Board believes this leadership structure is appropriate and will provide consistent oversight and implementation of corporate strategy, operations and executive succession.

David S. Harris has served as Lead Director since 2015. The Lead Director’s responsibilities include, among others, the following:

●	Preside at all meetings of the Board at which the Executive Chairman is not present, including executive sessions of the independent directors.

●	Serve as principal liaison between the Executive Chairman and the independent directors.

●	Approve information sent to the Board, meeting agendas for the Board, and meeting schedules to assure there is sufficient time for discussion of all agenda items.

●	Authority to call meetings of the independent directors.

●	Be available, when appropriate, for consultation and direct communication with shareholders.

Board Role in Risk Oversight

The Board administers its risk oversight function principally through the Audit Committee. The Audit Committee oversees financial, legal, regulatory and operational risks and risk management. The Committee receives periodic reports from members of senior management who supervise day-to-day risk management activities on specific risks to the Company, risk management and risk mitigation. The Audit Committee reports to the full Board as appropriate. Overall review of risk is inherent in the full Board’s consideration of long-term strategies and in the transactions and other matters presented to the Board. As part of the Board’s consideration of risk management and risk mitigation, the Board also receives periodic reports from members of senior management regarding the Company’s cybersecurity risk management. The Board’s role in risk oversight has no effect on its leadership structure.

Board Committees

Our Board of Directors has four standing committees: the Audit Committee, the Compensation Committee, the Nominating/Corporate Governance Committee and the Executive Committee.

Audit Committee. The Audit Committee assists Board oversight of the integrity of the financial statements of the Company, our compliance with legal and regulatory requirements, the independent accountants’ qualifications and independence, and the performance of the Company’s internal audit function and independent accountants. The Audit Committee is directly responsible for the appointment, retention and oversight of the work of the independent accountants. The Audit Committee acts pursuant to a written charter. The members of the Audit Committee are Messrs. Harris (Chairman) and Alphonso and Ms. MacMillan. All members of the Audit Committee are independent within the meaning of applicable NYSE listing standards and rules of the

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Securities and Exchange Commission (“SEC”). The Board has determined that Mr. Harris and Mr. Alphonso each is an audit committee financial expert as defined by applicable SEC rules and that all members of the Audit Committee are financially literate within the meaning of NYSE listing standards. The Audit Committee met five times during fiscal 2025 and acted once by unanimous written consent.

Compensation Committee. The Compensation Committee has direct responsibility to review and approve CEO compensation, makes recommendations to the Board with respect to non-CEO executive officer compensation and compensation plans, and administers the Company’s stock plans. The Compensation Committee acts pursuant to a written charter. The members of the Compensation Committee are Ms. MacMillan (Chair) and Messrs. Harris, Elcan and Fisher. All members of the Compensation Committee are independent within the meaning of applicable NYSE listing standards. The Compensation Committee met four times during fiscal 2025 and acted once by unanimous written consent.

Nominating/Corporate Governance Committee. The Nominating/Corporate Governance Committee identifies individuals qualified to become Board members consistent with criteria approved by the Board, recommends for the Board’s selection a slate of director nominees for election to the Board at the Annual Meeting of Shareholders, develops and recommends to the Board the Corporate Governance Guidelines applicable to the Company, and oversees the evaluation of the Board and management. The Nominating/Corporate Governance Committee acts pursuant to a written charter. The members of the Nominating/Corporate Governance Committee are Messrs. Alphonso (Chairman), Fisher and Elcan. All members of the Nominating/Corporate Governance Committee are independent within the meaning of applicable NYSE listing standards. The Nominating/Corporate Governance Committee met twice during fiscal 2025.

The Board seeks director candidates who possess the background, skills and expertise to make a significant contribution to the Board, the Company and shareholders. In identifying and evaluating director candidates, the Nominating/Corporate Governance Committee may consider a number of attributes, including experience, skills, judgment, accountability and integrity, financial literacy, time, industry knowledge, networking/contacts, leadership, independence from management and other factors it deems relevant. The Nominating/Corporate Governance Committee also considers diversity of professional experience, skills and individual qualities and attributes in identifying director candidates. The Nominating/Corporate Governance Committee reviews the desired experience, mix of skills and other qualities to assure appropriate Board composition, taking into account the current directors and specific needs of the Company and the Board. The Company is committed to a policy of inclusiveness. In performing its responsibilities for identifying, screening and recommending candidates to the Board, the Nominating/Corporate Governance Committee should (i) ensure that candidates with a diversity of ethnicity and gender are included in each pool of candidates from which Board nominees are chosen and (ii) seek diverse candidates by including in the candidate pool (among others) individuals from non-executive corporate positions and non-traditional environments. The Nominating/Corporate Governance Committee may solicit advice from the Executive Chairman, the CEO and other members of the Board.

The Nominating/Corporate Governance Committee will consider director candidates recommended by our shareholders. Shareholders must submit the name of a proposed shareholder candidate to the Nominating/Corporate Governance Committee at our corporate offices by the date specified under “Shareholder Proposals.”

Executive Committee. The Executive Committee is empowered to exercise all of the powers and authority of the Board of Directors between meetings of the Board, other than the power to fill vacancies on the Board or on any Board committee and the power to declare dividends. The members of the Executive Committee are Messrs. Rose and Rizvi. The Executive Committee acted by unanimous written consent once during fiscal 2025.

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Code of Ethics, Corporate Governance Guidelines and Committee Charters

We have adopted a Code of Business Conduct and Ethics applicable to our employees, officers and directors. A copy of the Code of Business Conduct and Ethics has been filed as an exhibit to our Annual Report on Form 10-K for the year ended January 31, 2004 and is posted on our website www.rexamerican.com.

We have adopted a set of Corporate Governance Guidelines addressing director qualification standards, director responsibilities, director access to management and independent advisors, director compensation and other matters. A copy of the Corporate Governance Guidelines is posted on our website www.rexamerican.com.

The charters of the Audit Committee, Compensation Committee and Nominating/Corporate Governance Committee are posted on our website www.rexamerican.com.

Insider Trading Policy

We have adopted an Insider Trading Policy governing the purchase, sale and other dispositions of our securities by our, and our controlled subsidiaries’, directors, officers and employees and by certain other covered persons (collectively, the “Covered Persons”). We believe that our Insider Trading Policy is reasonably designed to promote compliance with insider trading laws, rules and regulations and the NYSE listing standards applicable to us. Among other restrictions, our Insider Trading Policy prohibits Covered Persons from trading in our securities while in possession of material nonpublic information. Our Insider Trading Policy also provides that the Company will not engage in transactions in our securities in the public markets (other than pursuant to a trading plan that is intended to qualify with the requirements of Rule 10b5-1 under the Securities Exchange Act of 1934, as amended) while the Company is in possession of material nonpublic information. The foregoing description of our Insider Trading policy does not purport to be complete and is qualified by reference to the full text of our Insider Trading Policy, which is Exhibit 19 to our Annual Report on Form 10-K for the year ended January 31, 2026.

Hedging and Pledging Policies

Under our Insider Trading Policy described above, our directors and executive officers are prohibited from holding our securities in a margin account or otherwise pledging such securities, and are prohibited from engaging in transactions in puts, calls or other derivative instruments that relate to or involve our securities or in hedging transactions involving our securities.

Procedures for Contacting Directors

Shareholders and interested parties may communicate with the Board, the non-management directors as a group, or a specific director by writing to REX American Resources Corporation, 7720 Paragon Road, Dayton, Ohio 45459, Attention: Board of Directors, Non-Management Directors or [Name of Specific Director]. All communications will be forwarded as soon as practicable to the specific director, or if addressed to the Non-Management Directors to the Chairman of the Audit Committee, or, if addressed to the Board, to the Chairman of the Board or other director designated by the Board to receive such communications.

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EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The objectives of our executive compensation program are to motivate and retain our key employees, to tie annual incentives to corporate performance and profitability, and to provide long-term incentives for executives to create shareholder value.

We considered the results of the shareholder advisory vote on executive compensation in 2025. We believe the approval received shows that shareholders support our executive compensation decisions and policies.

Elements of Executive Compensation

The elements of our executive compensation program are discussed below.

Base Salary. Base salaries of our executive officers reflect individual job responsibilities, with consideration for past contributions and length of service. Base salary levels generally are set at levels below that of salaries paid to executive officers of other public companies in the ethanol industry in recognition of their annual incentive opportunities. For comparative purposes, we review base salaries paid by companies in our industry peer group. We do not engage in benchmarking in setting or adjusting base salaries.

The base salaries of our CEO, Mr. Rizvi, our CFO, Mr. Bruggeman, and our Executive Chairman, Mr. Rose, were increased in May, 2022 (effective for the full fiscal year) to $275,000, $300,000 and $225,000, respectively, based on a market assessment prepared by Pearl Meyer & Partners, LLC, an independent compensation consultant (“Pearl Meyer”). These base salaries remained the same in fiscal 2025.

Annual Incentive Program. Our annual incentive program is designed to reward executive officers for corporate performance and to incentivize those individuals to contribute to corporate profitability. Annual incentives are based on corporate performance and profitability measures. There are no individual performance goals or objectives.

For fiscal 2025, the annual incentive opportunities for our executive officers were based upon and determined as a specific percentage of our Adjusted Net Income (as defined below). The specific percentage of Adjusted Net Income for each executive officer was determined on a scaled basis considering each officer’s overall responsibilities and contributions to corporate performance and operations, subject to individual maximum limits for the year. The individual specified percentages and maximum annual limits for each named executive officer, which have remained unchanged from fiscal year 2022 through fiscal year 2025, were:

Named Executive Officer	Specified % of Adjusted Net Income	Maximum Limit
Mr. Rizvi	4.50%	$5,000,000
Mr. Bruggeman	2.25%	$2,500,000
Mr. Rose	2.50%	$2,500,000

We define Adjusted Net Income, which is a non-GAAP financial measure, as net income attributable to REX shareholders (after tax), adjusted by a multiplier of 1.33 and then adding back incentive and stock compensation expense. For fiscal years beginning in 2022, any losses incurred by the Company related to the Company’s carbon sequestration project, or any other new investment in an operating entity, for the period through the end of the second year after commencement of operations, will not reduce the bonus calculation. We chose the foregoing measure to incentivize our executive officers to grow profits and so that they would not be penalized for development stage activities.

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Annual incentive awards are determined and paid on a formula basis without discretion to increase or decrease award amounts. To strengthen the link between our annual incentive program and long-term corporate performance, one-quarter of the annual incentive award earned by each executive officer is paid in a grant of restricted stock. The restricted stock grants are made on June 15 of the following year, or if June 15 is not a business day, the next business day, and vest in three equal annual installments. Restricted stock exposes executives to both upside and downside equity performance risk.

The payouts to our named executive officers under the fiscal 2025 annual incentive program were as follows, with 75% of the amount paid in cash and 25% of the amount to be paid in restricted stock on June 15, 2026, if the shareholders approve our 2026 Incentive Plan at the Annual Meeting (see “Approval of 2026 Incentive Plan” below):

Named Executive Officer	Fiscal 2025 Annual Incentive Payout
Mr. Rizvi	$5,000,000
Mr. Bruggeman	$2,500,000
Mr. Rose	$2,500,000

Restricted Stock Payouts for Fiscal 2024 Incentive Program. As described under “Approval of 2026 Incentive Plan” below, because the Company’s 2015 Incentive Plan expired in accordance with its terms on June 1, 2025, the Company was not able to issue the portion of its annual incentive awards payable to our named executive officers with respect to fiscal 2024 that were to be paid in restricted stock on June 16, 2025. If the shareholders approve the 2026 Incentive Plan at the Annual Meeting, the Company’s Board of Directors and Compensation Committee intend to approve the issuance on June 15, 2026 of restricted stock under the 2026 Incentive Plan to the named executive officers with respect to the 25% of their respective fiscal 2024 annual incentive awards which we were unable to pay in restricted stock on June 16, 2025 because of the expiration of the 2015 Incentive Plan on June 1, 2025. The number of shares of restricted stock to be issued to each of the named executive officers will be based on the value of our Common Stock on June 16, 2025 and one-third of the restricted stock will be fully vested at the time it is issued, with the remainder vesting in two equal annual installments. If our shareholders do not approve the 2026 Incentive Plan, we may need to significantly increase the cash component of our employee and director compensation, which may not necessarily align employee and director compensation interests with the investment interests of our shareholders

Long-Term Incentive Program. The Company did not grant long-term incentive awards to the named executive officers for 2025.

Employment, Termination and Change in Control Arrangements

We maintain employment agreements for each of our named executive officers which cover base salary, annual incentive award opportunities, and potential payments upon termination or change in control.

These agreements provide that, upon a termination without cause, or for good reason within 12 months following a change in control, the executive would be entitled to his salary for the remainder of the employment period, and a cash payment equal to 200% of the total incentive bonus paid for the prior fiscal year, but not less than $1,000,000 and not more than $6,000,000 for Mr. Rizvi and not more than $3,000,000 for each of Messrs. Bruggeman and Rose. The Compensation Committee determined these payment amounts based upon competitive practices at the time the employment agreements were approved. The purpose of providing these severance benefits is to compensate executives in the event of a termination of employment not reflective of individual performance and to assure that executives focus on a smooth transition of management and operation of the Company in the event of a change in control.

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The employment agreements for our named executive officers, which most recently were amended effective as of February 1, 2022, based on the market assessment prepared by Pearl Meyer, provide as follows:

●	Mr. Rizvi’s employment agreement provides for an annual base salary of $275,000 and an annual incentive bonus based on 4.5% of the Company’s Adjusted Net Income, subject to an annual cap of $5,000,000. In addition, the minimum amount of the incentive bonus Mr. Rizvi will be entitled to receive in the event his employment is terminated by the Company without cause or, following a change in control, for good reason (which will be calculated without regard to the normal annual cap and paid in cash), is $1,000,000, with the amount of such bonus capped at $6,000,000.

●	Mr. Bruggeman’s employment agreement provides for an annual base salary of $300,000, and an annual incentive bonus based on 2.25% of the Company’s Adjusted Net Income, subject to an annual cap of $2,500,000. In addition, the minimum amount of the incentive bonus Mr. Bruggeman will be entitled to receive in the event his employment is terminated by the Company without cause or, following a change in control, for good reason (which will be calculated without regard to the normal annual cap and paid in cash), is $1,000,000, with the amount of such bonus capped at $3,000,000.

●	Mr. Rose’s employment agreement provides for an annual base salary of $225,000 and an annual incentive bonus based on 2.5% of the Company’s Adjusted Net Income, subject to an annual cap of $2,500,000. In addition, the minimum amount of the incentive bonus Mr. Rose will be entitled to receive in the event his employment is terminated by the Company without cause or, following a change in control, for good reason (which will be calculated without regard to the normal annual cap and paid in cash), is $1,000,000, with the amount of such bonus capped at $3,000,000.

Clawback Policy

We have adopted a Compensation Recovery Policy (Clawback Policy) under which the Company is required to recover cash and equity-based incentive compensation based wholly or in part on the attainment of a financial reporting measure that was paid to a current or former executive officer with respect to the three years preceding a year in which the Company prepares an accounting restatement due to material noncompliance with any financial reporting requirement under the securities laws. The compensation recoverable is the amount in excess of the amount that would have been payable to the executive officer under the restated financial statements. The clawback must be made regardless of whether the executive officer was responsible for the error that led to the accounting restatement. The Clawback Policy became effective as of November 15, 2023, and is intended to comply with the applicable NYSE listing standards.

In addition, our annual incentive program for executive officers includes a “clawback” provision. For purposes of computing awards under the program, if there is a pre-tax loss in one or more fiscal years, 50% of the pre-tax loss must be recouped in its entirety before a bonus could be paid in a future year. We believe the clawback ensures that executive incentive awards are paid based on cumulative Adjusted Net Income (net of losses) and provides incentive to our executive officers to focus on long-term, sustained earnings growth.

Review of Compensation Arrangements

In December, 2025, the Compensation Committee engaged Pearl Meyer, as an independent compensation consultant, to evaluate the competitiveness of the Company’s executive compensation program relative to a defined peer group and current market practice and to provide recommendations to the Compensation Committee. The Compensation Committee expects to receive Pearl Meyer’s recommendations in May 2026.

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Role of Executive Officers in Determining Executive Compensation

The Compensation Committee of our Board of Directors determines the compensation paid to our CEO and recommends to the Board of Directors for approval the compensation of our other non-CEO executive officers. Our CEO recommends base salary levels and annual incentive opportunities for non-executive officers. All annual incentive payments to executive officers are approved by the Compensation Committee.

Peer Group

When the Compensation Committee adjusted the base salaries and annual incentive opportunities for our executive officers in fiscal 2022 (which remained unchanged in fiscal 2025), the Compensation Committee consulted with management and selected a peer group consisting of 15 companies. The Company’s revenue was at the 55th percentile of the peer group. The peer group consisted of the following companies:

Aemetis, Inc.	Green Plains Inc.
Alto Ingredients, Inc.	Intrepid Potash, Inc.
American Vanguard Corporation	Laredo Petroleum, Inc.
Archrock, Inc.	LSB Industries, Inc.
Berry Corporation	Renewable Energy Group, Inc.
Calumet Specialty Products Partners, L.P.	U.S. Silica Holdings, Inc.
Clean Energy Fuels Corp.	W&T Offshore, Inc.
FutureFuel Corp.

Compensation Committee Report

The Compensation Committee of the Board of Directors of REX American Resources Corporation has reviewed and discussed the Compensation Discussion and Analysis with management. Based on that review and discussion, the Compensation Committee recommended that the Compensation Discussion and Analysis be included in the proxy statement for our 2026 Annual Meeting of Shareholders.

Anne C. MacMillan, Chair
Charles A. Elcan
Lee I. Fisher
David S. Harris

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Summary Compensation Table

The following table sets forth the compensation of our Chief Executive Officer, Chief Financial Officer and our other most highly compensated executive officer.

Name and Principal Position	Year	Salary	Stock Awards[1]	Non-Equity Incentive Plan Compensation[2]	All Other Compensation[3]	Total
Zafar A. Rizvi, Chief Executive Officer and President	2025	$275,000	$1,250,000	$3,750,000	$200	$5,275,200
	2024	$275,000	$ 990,538	$2,971,614	$200	$4,237,352
	2023	$275,000	$2,617,799	$3,170,248	$200	$6,063,247
Douglas L. Bruggeman, Vice President-Finance, Chief Financial Officer and Treasurer	2025	$300,000	$ 625,000	$1,875,000	$200	$2,800,200
	2024	$300,000	$ 495,269	$1,485,807	$200	$2,281,276
	2023	$300,000	$1,308,900	$1,585,124	$200	$3,194,224
Stuart A. Rose, Executive Chairman of the Board	2025	$225,000	$ 625,000	$1,875,000	-	$2,725,000
	2024	$225,000	$ 550,299	$1,650,897	-	$2,426,196
	2023	$225,000	$ 587,083	$1,761,249	-	$2,573,332

1 This column reflects the aggregate grant date fair value of (i) restricted stock that was earned by the named executive officers under the annual incentive program (which is payable one-quarter in restricted stock and the remainder in cash), and (ii) restricted stock granted as an additional long-term incentive to Messrs. Rizvi and Bruggeman in 2023.

2 Amounts in this column reflect three-quarters of the award earned for the applicable year under our annual incentive program, which amounts were paid in cash. The remainder of the earned award is intended to be paid in the form of restricted stock, which is included in the “Stock Awards” column for the year in which it is earned; however, because of the expiration of our 2015 Incentive Plan on June 1, 2025, no restricted stock was issued with respect to our annual incentive awards for fiscal 2024 and no restricted stock can be issued with respect to our annual incentive awards for fiscal 2025 unless the 2026 Incentive Plan is approved by the shareholders. If the 2026 Incentive Plan is approved by the shareholders at the Annual Meeting, the Board and Compensation Committee intend to grant restricted stock with respect to the fiscal 2024 and fiscal 2025 annual incentive awards on June 15, 2026.

3 Amounts in this column reflect a matching contribution under the 401(k) plan on behalf of each named executive officer other than Mr. Rose.

Grants of Plan-Based Awards

The following table sets forth information concerning grants of awards to each named executive officer in fiscal 2025 under our annual incentive programs.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards[1]			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units[2]	Grant Date Fair Value of Stock and Option Awards[3]
		Threshold	Target	Maximum	Threshold	Target	Maximum
Mr. Rizvi	N/A	$0	$3,962,153	$5,000,000	-	-	-	-	-
	6/15/2026	-	-	-	-	-	-	-	$1,250,000

Mr. Bruggeman	N/A	$0	$1,981,076	$2,500,000	-	-	-	-	-
	6/15/2026	-	-	-	-	-	-	-	$ 625,000

Mr. Rose	N/A	$0	$2,201,196	$2,500,000	-	-	-	-	-
	6/15/2026	-	-	-	-	-	-	-	$ 625,000

1 The information included in the “Threshold”, “Target” and “Maximum” columns reflects the range of potential payouts under the 2025 annual incentive program. Mr. Rizvi’s annual incentive award opportunity for fiscal 2025, which is specified in his employment agreement, was earned at 4.5% of Adjusted Net Income (as previously defined), subject to a maximum $5,000,000 incentive payout for the year. Mr. Bruggeman’s annual incentive award opportunity for fiscal 2025, which is specified in his employment agreement, was earned at 2.25% of Adjusted Net Income, subject to a maximum $2,500,000 incentive payout for the year. Mr. Rose’s annual incentive award opportunity for fiscal 2025, which is specified in his employment agreement, was earned at 2.5% of Adjusted Net Income, subject to a maximum $2,500,000 incentive payout for the year. 25% of each executive’s annual incentive award is to be paid in an award of

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restricted stock based on the closing price of our Common Stock on June 15, 2026, vesting in one-third installments on the first three anniversaries of the grant; however, because of the expiration of the 2015 Incentive Plan, no restricted stock can be issued with respect to these annual incentive awards unless the 2026 Incentive Plan is approved by the shareholders at the Annual Meeting. The 75% balance of each executive’s annual incentive award was paid in cash and is reported in the “Non-Equity Incentive Plan Compensation” column in the Summary Compensation Table. The target amounts of the annual incentive opportunity are not determinable at the time of grant. Pursuant to applicable SEC rules, we have provided a representative “target” amount based on the previous fiscal year’s performance.

2 The number of shares of restricted stock to be granted to the named executive officers under the annual incentive program for fiscal 2025 (one-quarter of the amount of the incentive award earned for fiscal 2025) will not be determined until the restricted stock is issued on June 15, 2026 (assuming that our shareholders approve the 2026 Incentive Plan at the Annual Meeting). The restricted stock vests in three equal annual installments.

3 This column reflects the aggregate grant date fair value, as determined in accordance with Topic 718, of the restricted stock earned with respect to the fiscal 2025 annual incentive award. See footnote 1 to the Summary Compensation Table of this proxy statement for the assumptions used to calculate these values. No restricted stock can be issued with respect to our annual incentive awards for fiscal 2025 unless our 2026 Incentive Plan is approved by the shareholders at the Annual Meeting.

Outstanding Equity Awards at Fiscal 2025 Year-End

The following table sets forth information concerning restricted stock that has not vested for each named executive officer and was outstanding as of the end of fiscal 2025.

Name	Stock Awards
	Number of Shares or Units of Stock That Have Not Vested[1]	Market Value of Shares or Units of Stock That Have Not Vested[2]	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
Mr. Rizvi	69,894	$2,363,116	-	-
Mr. Bruggeman	34,948	$1,181,592	-	-
Mr. Rose	22,164	$ 749,365	-	-

1 The following table shows the vesting schedules for the unvested time-based restricted stock awards outstanding as of January 30, 2026, the last trading day of our fiscal 2025:

Name	June 15, 2026	June 15, 2027	June 15, 2028
Mr. Rizvi	54,458	15,436	-
Mr. Bruggeman	27,230	7,718	-
Mr. Rose	13,588	8,576	-

2 Based on the closing price of our Common Stock on January 30, 2026, the last trading day of our fiscal 2025.

Stock Vested

The following table sets forth information for each named executive officer with respect to the vesting of restricted stock awards in fiscal 2025.

Name	Stock Awards
	Number of Shares Acquired on Vesting[1]	Value Realized on Vesting[2]
Mr. Rizvi	203,116	$4,291,133
Mr. Bruggeman	102,468	$2,167,279
Mr. Rose	25,178	$ 603,834

1 Adjusted to reflect the 100% stock dividend paid to shareholders of record on September 8, 2025.

2 The value realized on vesting equals the number of shares acquired multiplied by the closing market price of our Common Stock on the vesting date.

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Potential Payments Upon Termination or Change in Control

The employment agreements with our named executive officers provide for the following compensation payable upon termination of employment:

●	In the event of termination without cause, or in the event the executive terminates employment for good reason within 12 months following a change in control, the executive is entitled to (i) the balance of his salary for the remainder of the employment period, (ii) a cash bonus equal to 200% of the total incentive bonus paid for the prior fiscal year, but not less than $1,000,000 and no more than $6,000,000 for Mr. Rizvi and no more than $3,000,000 for the other named executive officers, and (iii) the right to exercise any awards under any incentive plan whether exercisable or unexercisable, vested or unvested.

o	“Good reason” includes a reduction in the executive’s salary or bonus opportunity, significant diminution in the executive’s position, authority or duties, work relocation outside the Dayton, Ohio metropolitan area, and our breach of the employment agreement.

o	“Change in control” includes any person acquiring 25% or more of the outstanding Common Stock of the Company, incumbent directors or their Board approved successors ceasing to constitute a majority of our board of directors, or a merger or other reorganization resulting in less than 50% of the outstanding voting shares of the surviving or resulting company being owned by our shareholders determined immediately prior to the event.

●	In the event of termination due to death, total disability or voluntary termination, the executive or his estate is entitled to (i) his salary computed pro rata to the date of termination, (ii) bonus payment computed pro rata based on the date of termination and (iii) the right to exercise any awards under any incentive plan whether exercisable or unexercisable or vested or unvested, assuming in the case of voluntary termination the executive has 20 years of service and attained age 55.

●	In the event of termination by us for cause, the executive is entitled to his salary and bonus payment computed pro rata to and based upon the date of termination.

Termination Without Cause or for Good Reason. If the employment of our named executive officers were terminated without cause, or terminated for good reason following a change in control, as provided in their respective employment agreements, our named executive officers would have been entitled to the following lump sum amounts as of January 31, 2026:

Name	Salary[1]	Incentive Award[2]	Accelerated Vesting of Restricted Stock[3]	Total
Mr. Rizvi	--	$6,000,000	$2,363,116	$8,363,116
Mr. Bruggeman	--	$3,000,000	$1,181,592	$4,181,592
Mr. Rose	--	$3,000,000	$ 749,365	$3,749,365

1 January 31, 2026 is the last day of an employment period under each named executive officer’s employment agreement.

2 200% of the annual incentive award for fiscal 2025, calculated without regard to the annual incentive bonus cap, but subject to caps of $6,000,000 for Mr. Rizvi and $3,000,000 for Messrs. Bruggeman and Rose.

3 Dollar value of unvested restricted stock.

Termination on Death, Total Disability or Voluntary Termination. If the employment of our named executive officers were terminated due to death, total disability or voluntary termination, as provided in their respective employment agreements, our named executive officers or their estates would be entitled to the following lump sum amounts as of January 31, 2026 (except as otherwise noted in the footnote below):

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Name	Salary	Incentive Award	Accelerated Vesting of Restricted Stock	Total
Mr. Rizvi	--	$5,000,000	$2,363,116	$7,363,116
Mr. Bruggeman	--	$2,500,000	$1,181,592	$3,681,592
Mr. Rose	--	$2,500,000	$ 749,365	$3,249,365

In their employment agreements, our named executive officers are subject to non-competition provisions for a period of one year following termination of employment for any reason, as well as confidentiality provisions.

All unvested shares of restricted stock automatically vest upon death, total disability, termination of employment without cause, voluntary termination of employment after 20 years of service and attaining age 55, termination of employment for good reason within 12 months following a change in control, and any other event specified in an applicable employment agreement. In the event of a change in control, unvested restricted stock will be subject to the definitive agreement governing the change in control.

Director Compensation for Fiscal 2025

The following table sets forth information concerning the compensation of our non-employee directors for fiscal 2025.

Name	Fees Earned or Paid in Cash	Stock Awards[1]	Total
Edward M. Kress	-	$50,000	$ 50,000
Charles A. Elcan	$75,000	$50,000	$125,000
David S. Harris	$95,000	$75,000	$170,000
Mervyn L. Alphonso	$85,000	$50,000	$135,000
Lee I. Fisher	$75,000	$50,000	$125,000
Anne C. MacMillan	$85,000	$50,000	$135,000
Cheryl L. Bustos	$70,000	$50,000	$120,000

1 Represents stock awards to which the non-employee directors are entitled under the compensation program previously approved by our Board of Directors. Because of the expiration of our 2015 Incentive Plan on June 1, 2025, no restricted stock was issued to our non-employee directors in fiscal 2025, and no restricted stock can be issued with respect to fiscal 2026 unless our 2026 Incentive Plan is approved by the shareholders at the 2026 Annual Meeting. The aggregate number of outstanding restricted stock awards previously granted to non-employee directors of REX that have not vested at January 31, 2026 is 2,420 shares for each of Messrs. Kress, Elcan, Alphonso, Fisher and Mss. Bustos and MacMillan, and 3,634 shares for Mr. Harris.

Director Compensation Arrangements

Directors who are not officers or employees of REX are paid an annual retainer of $70,000 per year, plus reasonable travel expenses, and a $5,000 per year retainer if the director serves on one or more Board committees. The Chair of the Audit Committee receives an additional $20,000 per year retainer, and the Chairs of the Compensation and Nomination and Governance Committees each also receives an additional $10,000 per year retainer.

Non-employee directors are entitled to receive an annual $50,000 grant of restricted stock, based on the closing price of REX Common Stock on the date of grant, vesting in one-third installments on the first three anniversaries of the grant, and the Lead Director is entitled to receive an additional $25,000 annual grant of restricted stock with a vesting period of three years. Because of the expiration of our 2015 Incentive Plan on June 1, 2025, no restricted stock was issued to our non-employee directors in fiscal 2025 and no restricted stock can be issued with respect to fiscal 2026 unless our 2026 Incentive Plan is approved by the shareholders at the 2026 Annual Meeting.

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As described under “Approval of 2026 Incentive Plan,” if the shareholders approve the 2026 Incentive Plan at the Annual Meeting, the Company’s Board of Directors intends to issue restricted stock under the 2026 Incentive Plan, to the non-employee directors on June 15, 2026 with respect to both fiscal 2025 and fiscal 2026. The number of shares of restricted stock to be issued to each of the non-employee directors with respect to fiscal 2025 will be based on the value of our Common Stock on June 16, 2025 and one-third of the restricted stock will be fully vested at the time it is issued, with the remainder vesting in two equal annual installments.

Compensation Policies and Risk

We believe the compensation policies and practices for our employees do not encourage excessive or inappropriate risk taking and are not reasonably likely to have a material adverse effect on the Company.

Our compensation program consists of fixed and variable components. The fixed portion, base salary, provides stable income regardless of Company performance or stock price. The variable portion, annual incentive and restricted stock awards, rewards both short-term and long-term corporate performance.

We use an annual incentive performance measure (Adjusted Net Income) that is based on after-tax income, which we believe better encourages executives to focus on growing profits and earnings per share than a financial measure that is based on pre-tax net income. We also cap each executive’s total annual incentive award, which we believe reduces the incentive to engage in excess risk taking as incentive payments are limited. We annually review our incentive performance measures and formula.

Long-term performance is reflected in restricted stock awards that vest in installments over three years and grow in value if our stock price increases over time. We believe that our restricted stock awards and the clawback provision in our annual incentive program create a disincentive to engage in short-term risk taking which could ultimately harm the Company’s long-term performance and stock price.

Chief Executive Officer (CEO) Pay Ratio

We are committed to internal pay equity to incentivize all our employees and to maximize shareholder value. In furtherance of that goal, and consistent with the requirements of Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, the Compensation Committee reviewed a comparison of our CEO’s annual total compensation in fiscal year 2025 to that of all other Company employees for the same period.

For fiscal 2025, the annual total compensation of our CEO was $5,275,200 and the average of the annual total compensation of the two employees identified at the median of our Company (excluding the CEO), who we refer to collectively as our median employee, was $71,880. Therefore, the ratio of annual total compensation of our CEO to the median of the annual compensation for fiscal 2025 was 73.4 to 1.

For purposes of identifying our median employee and for purposes of calculating annual total compensation of our median employee, the calculation of annual total compensation of all employees (including full and part-time employees) was determined in the same manner as the “Total Compensation” shown for our CEO in the “Summary Compensation Table” on page 14 of this Proxy Statement. Pay elements that were included in the annual total compensation of our median employee were salary/hourly wage, bonus and 401K matching contributions.

We identified our median employee as of December 31, 2023, based on all employees of REX and its consolidated subsidiaries as of that date. In identifying our median employee, we: (i) calculated the annual total compensation described above for each of our employees and annualized the base salary/wages of all employees who were hired in 2023 but did not work for the entire year, (ii) ranked the annual total compensation of all employees except for the CEO from lowest to highest, and (iii) since we had an even number of employees when not including the CEO, determined the average of the annual total compensation of the two employees ranked at the median.

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For fiscal 2025, we concluded that, to our reasonable belief, there were no changes in our employee population or compensation arrangements during the fiscal year that would significantly impact our pay ratio disclosure if we continued to use our same median employee we identified as of December 31, 2023 for purposes of the pay ratio calculation, as permitted by applicable SEC rules.

This pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records and the methodology described above.

Pay Versus Performance Table

Year	Summary Compensation Table Total for CEO	Compensation Actually Paid to CEO[1]	Average Summary Compensation Table Total for Non-CEO NEOs	Average Compensation Actually Paid to Non-CEO NEOs[2]	Value of Initial Fixed $100 Investment Based On:		Net Income[4]	Company- Selected Measure (Adjusted Net Income)[5]
					Total Shareholder Return[3]	Peer Group Total Shareholder Return[3]
2025	$5,275,200	$4,984,082	$2,762,600	$2,561,560	$265.05	$ 48.43	$82,951,000	$122,568,916
2024	$4,237,352	$4,043,787	$2,353,736	$2,321,302	$163.55	$ 36.48	$58,167,000	$88,047,834
2023	$6,063,247	$6,980,272	$2,883,778	$3,038,370	$162.27	$ 76.99	$60,935,000	$93,933,283
2022	$3,976,333	$4,550,392	$1,709,517	$2,022,908	$128.30	$130.43	$27,697,000	$41,730,719
2021	$2,225,200	$1,741,294	$1,524,027	$1,200,406	$126.05	$124.48	$52,364,000	$74,510,182

1 Compensation actually paid (“CAP”) was calculated by beginning with the total amount reported in the Summary Compensation Table (the “SCT”) for the applicable year, (i) subtracting the grant date fair value of stock awards reported in the Stock Awards column of the SCT, and (ii) adding the change in fair value of stock awards for the applicable year. Fair value amounts were computed in a manner consistent with the fair value methodology used to account for share-based payments in our financial statements under generally accepted accounting principles. The fair value amounts were calculated using our stock price on the last day of each fiscal year or the date of vesting, as applicable, and using the probable achievement level of the performance goals as of the end of the year. The following is a reconciliation of the SCT total and the CAP for the CEO for each of the applicable years. Mr. Rizvi is included as the CEO for each year. Note that the CEO’s 2022 TSR Award was valued for the purpose of the Summary Compensation Table based on the probable outcome of the applicable performance conditions as of the date of grant.

CEO
Year	SCT Total	Subtract Grant Date Value of Stock Awards Granted Each Year as Disclosed in the SCT	Add Change in Fair Value of Stock Awards	CAP
2025	$5,275,200	$(1,250,000)	$ 958,882	$4,984,082
2024	$4,237,352	$(990,538)	$ 796,973	$4,043,787
2023	$6,063,247	$(2,617,799)	$3,534,824	$6,980,272
2022	$3,976,333	$(2,292,721)	$2,866,780	$4,550,392
2021	$2,225,200	$(666,667)	$ 182,761	$1,741,294

CEO: Change in Fair Value of Stock Awards
Year	Year-End Fair Value of Stock Awards Granted in Covered Fiscal Year that Remained Unvested at the end of the Covered Fiscal Year	Year-over-Year Increase or Decrease in Fair Value for Stock Awards Granted in Prior Years that Remained Unvested at the end of the Covered Fiscal Year	Increase or Decrease in Fair Value of Stock Awards Granted in Prior Years that Vested in the Covered Fiscal Year	Adjustments for Stock Awards that Failed to Meet Performance Conditions	Value of Dividends or other Earnings Paid on Stock Awards not Otherwise Reflected in Fair Value	Total Change in Fair Value of Stock Awards Included in CAP
2025	-	$ 905,127	$ 53,755	-	-	$ 958,882
2024	$ 965,985	$ (286,720)	$117,708	-	-	$ 796,973
2023	$2,422,681	$1,092,874	$ 19,269	-	-	$3,534,824
2022	$2,884,479	$ (19,154)	$ 1,455	-	-	$2,866,780
2021	$ 43,968	$ 96,935	$ 41,858	-	-	$ 182,761
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2 CAP for the other named executive officers was calculated in the same manner as described above for the CEO, except the amounts were averaged for each year. Following is a reconciliation of the average SCT total and the average CAP for the named executive officers, other than the CEO, for each of the applicable years. The non-CEO named executive officers included in the average for each year were Messrs. Bruggeman and Rose.

Other Named Executive Officers
Year	Average SCT Total	Subtract Grant Date Value of Stock Awards Granted Each Year as Disclosed in the SCT	Add Average Change in Fair Value of Stock Awards	Average CAP
2025	$2,762,600	$ (625,000)	$ 423,960	$2,561,560
2024	$2,353,736	$ (522,784)	$ 490,350	$2,321,302
2023	$2,883,778	$(947,992)	$1,102,584	$3,038,370
2022	$1,709,517	$(703,589)	$1,016,980	$2,022,908
2021	$1,524,027	$(436,276)	$ 112,655	$1,200,406

Other Named Executive Officers: Average Change in Fair Value of Stock Awards
Year	Year-End Fair Value of Stock Awards Granted in Covered Fiscal Year that Remained Unvested at the end of the Covered Fiscal Year	Year-over-Year Increase or Decrease in Fair Value for Stock Awards Granted in Prior Years that Remained Unvested at the end of the Covered Fiscal Year	Increase or Decrease in Fair Value of Stock Awards Granted in Prior Years that Vested in the Covered Fiscal Year	Adjustments for Stock Awards that Failed to Meet Performance Conditions	Value of Dividends or other Earnings Paid on Stock Awards not Otherwise Reflected in Fair Value	Total Change in Fair Value of Stock Awards Included in CAP
2025	-	$369,801	$54,159	-	-	$ 423,960
2024	$ 509,818	$(68,211)	$48,743	-	-	$ 490,350
2023	$ 761,266	$328,859	$12,459	-	-	$1,102,584
2022	$1,027,894	$(11,812)	$ 898	-	-	$1,016,980
2021	$ 27,094	$ 59,403	$26,158	-	-	$ 112,655

3 The Company’s total shareholder return (“Company TSR”) represents the cumulative investment return of an initial fixed $100 investment in our Common Stock during the period commencing on January 31, 2021 and ending on the last day of the covered fiscal year, assuming reinvestment of all dividends. The Company TSR reflected in the table above may not be indicative of future performance. Peer group total shareholder return (“Peer Group TSR”) represents the cumulative investment return of an initial fixed $100 investment in a peer group comprised of Alto Ingredients, Inc. and Green Plains, Inc. (with the returns weighted according to respective market capitalization at the beginning of each period for which the return is indicated) during the period commencing on January 31, 2021 and ending on the last day of the covered fiscal year, assuming reinvestment of all dividends.

4 Reflects net income, as reported in our Form 10-K for the applicable year.

5 The following is a list of the most important financial performance measures used by the Compensation Committee to link CAP to Company performance for the most recently completed fiscal year.

●	Adjusted Net Income
●	Net Income
●	Total Shareholder Return
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Of the goals listed above, we consider Adjusted Net Income to be the most important financial performance measure (that is not otherwise required to be disclosed in the table) used to link CAP to Company performance and therefore include it as the Company-Selected Measure in the table above. For the definition of Adjusted Net Income, please see page 10 of this proxy statement.

Required Supplemental Graphs Showing Relationship Between:

CAP, Company TSR and Peer Group TSR

The graphs below illustrates the relationship between the CAP to our CEO and the other named executive officers, Company TSR and Peer Group TSR during the period covered by the Pay versus Performance Table.

CAP and Net Income

The graph below illustrates the relationship between the CAP to our CEO and the other named executive officers and the Company’s net income during the period covered by the Pay versus Performance Table.

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CAP and Adjusted Net Income

The graph below illustrates the relationship between the CAP to our CEO and the other named executive officers and the Company’s Adjusted Net Income during the period covered by the Pay versus Performance Table.

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ADVISORY VOTE ON EXECUTIVE COMPENSATION
(Item 2)

We are asking shareholders to cast an advisory vote on the compensation of our named executive officers disclosed in the Executive Compensation section of this Proxy Statement. This non-binding advisory vote, commonly known as a “say-on-pay” vote, is required not less than once every 3 years, pursuant to Section 14A of the Securities Exchange Act. REX has determined to obtain this non-binding advisory vote on a yearly basis.

Our executive compensation program is designed to motivate and retain our key employees and to reward both annual and long-term corporate performance. We believe our executive compensation program appropriately aligns named executive officers’ incentives with the interests of shareholders. Accordingly, we are asking you to vote on the following resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion is hereby APPROVED.”

While this vote is not binding on the Company or the Board of Directors, we value the opinion of shareholders and will consider the outcome of the vote when making future executive compensation decisions.

The affirmative vote of a majority of the shares present at the Annual Meeting in person or by proxy is required for approval of this proposal. Abstentions will have the effect of a vote against the proposal. Broker non-votes will not be counted.

The Board of Directors recommends a vote FOR approval of the compensation of our named executive officers.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT

The following table sets forth, as of April 6, 2026 (the record date for the Annual Meeting), certain information with respect to the beneficial ownership of REX Common Stock by each director and nominee for director, each named executive officer, all directors and executive officers as a group and those persons or groups known by us to own more than 5% of our Common Stock.

For purposes of this table, a person is considered to “beneficially own” any shares if the person, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise, has (or has the right to acquire within 60 days after April 6, 2026) sole or shared power: (i) to vote or to direct the voting of the shares or (ii) to dispose or to direct the disposition of the shares. Unless otherwise indicated, voting power and investment power are exercised solely by the named person or shared with members of his household. Unvested restricted stock held by certain officers and directors may be voted by the holder but may not be disposed of prior to vesting.

Name and Address	Common Stock Beneficially Owned
	Number	Percent[1]
Stuart A. Rose[2] 7720 Paragon Road, Dayton, OH 45459	2,991,057	9.08%
Zafar A. Rizvi[3]	719,094	2.18%
Douglas L. Bruggeman[4]	266,170	*
Edward M. Kress[5]	200,000	*
David S. Harris[6]	41,546	*
Charles A. Elcan[7]	112,676	*
Mervyn L. Alphonso[8]	15,116	*
Lee I. Fisher[9]	14,192	*
Anne C. MacMillan[10]	14,444	*
Cheryl L. Bustos[11]	5,072	*
All Directors and Executive Officers as a Group (10 persons)[12]	4,379,367	13.30%
BlackRock, Inc.[13] 55 East 52nd Street, New York, NY 10055	4,732,063	14.37%
The Vanguard Group[14] 100 Vanguard Boulevard, Malvern, PA 19355	2,632,808	7.99%
Dimensional Fund Advisors LP15 Building One, 6300 Bee Cave Road, Austin, TX 78746	2,152,938	6.54%
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*One percent or less

1Percentages are calculated on the basis of the 32,937,718 shares outstanding on April 6, 2026.

2Includes 2,350,324 shares held by the Stuart Rose Family Foundation, an Ohio nonprofit corporation of which Mr. Rose is the sole member, chief executive officer and sole trustee. Also includes 22,164 shares of unvested restricted stock.

3Includes 69,894 shares of unvested restricted stock.

4Includes 34,948 shares of unvested restricted stock.

5Includes 2,420 shares of unvested restricted stock.

6Includes 3,634 shares of unvested restricted stock.

7Includes 2,420 shares of unvested restricted stock.

8Includes 2,420 shares of unvested restricted stock.

9Includes 2,420 shares of unvested restricted stock.

10Includes 2,420 shares of unvested restricted stock.

11Includes 2,420 shares of unvested restricted stock.

12Includes 145,160 shares of unvested restricted stock.

13Based on Amendment No. 11 to Schedule 13G filing dated October 17, 2025. BlackRock, Inc., as parent holding company of BlackRock Life Limited, BlackRock Advisors, LLC, Aperio Group, LLC, BlackRock (Netherlands) B.V., BlackRock Fund Advisors (beneficially owns 5% or greater of the outstanding shares of the class reported), BlackRock Institutional Trust Company, National Association, BlackRock Asset Management Ireland Limited, BlackRock Financial Management, Inc., BlackRock Japan Co., Ltd., BlackRock Asset Management Schweiz AG, BlackRock Investment Management, LLC, BlackRock Investment Management (UK) Limited, BlackRock Asset Management Canada Limited, BlackRock (Luxembourg) S.A., BlackRock Investment Management (Australia) Limited and BlackRock Fund Managers Ltd., has sole power to vote 4,660,640 shares and sole power to dispose of 4,732,062 shares.

14Based on Amendment No. 7 to Schedule 13G filing dated February 13, 2024, The Vanguard Group, a registered investment advisor, has the shared power to vote 22,970 shares, sole power to dispose of 2,580,464 shares and shared power to dispose of 52,344 shares and aggregate beneficial ownership of 2,632,808 shares (these share amounts have been adjusted to reflect the two-for-one stock split effectuated in the form of a 100% stock dividend payable on September 15, 2025 to the Company’s shareholders of record at the close of business on September 8, 2025).

15Based on Amendment No. 25 to Schedule 13G filing dated October 9, 2025. Dimensional Fund Advisors LP, a registered investment adviser, furnishes investment advice to four registered investment companies and serves as investment manager or sub-adviser to certain other commingled funds, group trusts and separate accounts. In its or its subsidiaries’ role as investment adviser, sub-adviser and/or manager, Dimensional Fund Advisors LP or its subsidiaries may possess voting and/or investment power over the shares owned by these funds, trusts and accounts. Dimensional Fund Advisors LP or its subsidiaries has sole power to vote 2,105,145 shares and sole power to dispose of 2,152,938 shares. Dimensional Fund Advisors LP disclaims beneficial ownership of all such shares.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers to file reports of ownership and changes of ownership of REX Common Stock with the Securities and Exchange Commission. We believe that during fiscal 2025 all filing requirements applicable to our directors and executive officers were timely met.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

During fiscal 2025, REX paid the law firm of Dinsmore & Shohl LLP, of which Edward M. Kress is a partner, a total of $254,858.70 for legal services. Mr. Kress is a member of our Board of Directors. We believe the fees paid to Dinsmore & Shohl LLP for legal services were comparable to terms that we could have obtained from unaffiliated third parties and fair to the Company.

The Company was a party to a consulting services agreement with Highstake 35 LLC doing business as Mercury Public Affairs for the period from August 1, 2024 through December 31, 2025 under which the Company paid the firm $15,000 per month (the Company paid the firm an aggregate of $180,000 in fiscal 2025). The Company subsequently entered into a new consulting services agreement with Mercury Public Affairs LLC for the same monthly payment for the period from January 1, 2026 through June 30, 2026. Cheryl L. Bustos, a director of the Company, is a partner and officer of Mercury Public Affairs. The consulting services agreement was approved in advance by the disinterested members of our Board of Directors.

Review and Approval of Transactions with Related Persons

Pursuant to our written policy relating to Transactions with Related Persons, we review all financial transactions, arrangements or relationships between REX and our directors, executive officers, their immediate family members and our significant shareholders to determine the materiality of the related person’s interest, whether it creates a conflict of interest, and whether it is on terms comparable to arm’s length dealings with an unrelated party or otherwise fair to us. We have developed internal controls and processes for identifying related party transactions, including annual director and officer questionnaires. All related party transactions are reviewed by our legal counsel for disclosure in our proxy statement. Related party transactions are reviewed and approved by our CEO, unless our legal counsel determines that the amount involved, persons involved, significance or other aspects of the transaction require review and approval by the disinterested members of our Board of Directors.

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ADOPTION OF AMENDMENT TO CERTIFICATE OF INCORPORATION
TO INCREASE AUTHORIZED COMMON STOCK
FROM 45,000,000 SHARES TO 90,000,000 SHARES
(Item 3)

General

We are asking shareholders to adopt an amendment to our Certificate of Incorporation to increase the total number of authorized shares of Common Stock of the Company from 45,000,000 to 90,000,000 (the “Amendment”). The Board has unanimously approved the Amendment and declared the Amendment advisable, and recommends that the shareholders adopt the Amendment. The text of the proposed Amendment is attached to this proxy statement as Appendix 1. If the shareholders adopt the Amendment, then the Board will cause the Amendment to be filed with the Delaware Secretary of State, and the Amendment will become effective on the date it is filed.

Our Certificate of Incorporation currently authorizes the issuance of up to 45,000,000 shares of Common Stock. The Amendment would increase our authorized Common Stock to 90,0000,000 shares. Of the 45,000,000 shares of Common Stock currently authorized, as of the close of business on April 6, 2026, there were 32,937,718 shares of Common Stock issued and outstanding. In addition to the shares of Common Stock issued and outstanding on April 6, 2026, 1,500,000 additional shares of Common Stock would be reserved for issuance under our 2026 Incentive Plan, if the 2026 Incentive Plan is adopted by the shareholders at the Annual Meeting.

Reasons for the Proposed Increase in Authorized Shares

The Board believes that adoption of the Amendment increasing the authorized shares of Common Stock is advisable and in the best interests of the Company and its shareholders, as it would provide the Company with additional flexibility to use Common Stock for business and financial purposes and in structuring future transactions. Possible business and financial purposes may include raising capital, providing equity awards/incentives to employees, officers, directors, consultants and/or advisors (including pursuant to our 2026 Incentive Plan, if it is adopted by the shareholders), declaring stock dividends and expanding our business through the acquisition of other businesses and other purposes. We anticipate that we might issue additional authorized but unissued shares of Common Stock in the future in connection with one or more of the following:

●	financing transactions, such as public or private offerings of Common Stock or securities convertible into Common Stock;
●	splitting our stock, effectuated through dividends of Common Stock;
●	partnerships, collaborations and other similar transactions;
●	our equity incentive plans;
●	strategic investments; and
●	other corporate purposes that have not yet been identified.

We do not have any current plans, arrangements, understandings or commitments to use the additional shares of Common Stock that would be available for issuance if the Amendment is adopted. However, if our authorized Common Stock is increased by adopting the Amendment now, in advance of any specific need, we believe that the availability of the additional authorized Common Stock will enable us to act in a more timely manner when such a need arises or when the Board believes that it is in the best interests of the Company and its shareholders to take action without the delay and expense that would be required at that time in obtaining shareholder approval of an increase in our authorized shares. If our shareholders do not adopt the Amendment, it is possible that our financing and business development alternatives might be limited by the lack of unissued and unreserved authorized shares of Common Stock, and shareholder value could be harmed by this limitation. If our shareholders do not adopt the Amendment, we may not be able to access the capital markets, complete corporate

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collaborations or partnerships, declare dividends on our Common Stock payable in Common Stock or pursue other business opportunities integral to our growth and success. Even if our shareholders adopt the Amendment, however, there is no assurance that we will be successful in pursuing any of these opportunities.

Certain Risks and Potential Disadvantages Associated with Increasing our Authorized Common Stock

The Board does not intend to issue any shares of Common Stock except for purposes and on terms that the Board believes to be in the best interests of the Company and its shareholders. However, depending on the purpose and terms of issuance, if we issue additional shares of Common Stock or securities convertible into Common Stock in the future, it could dilute the voting rights of existing shareholders and could also dilute our earnings per share and the book value per share of existing shareholders. The proposed increase in our authorized Common Stock could also, under certain circumstances, make more difficult or discourage attempts to obtain control of the Company, thereby having an anti-takeover effect, although this is not the purpose or intent of the Board in proposing the Amendment. The increase in our authorized Common Stock therefore could potentially deter takeovers, including takeovers that the Board has determined are not in the best interest of our shareholders, in that additional shares could be issued (within the limits imposed by applicable law and the NYSE) in one or more transactions that could make a change in control or takeover more difficult. For example, we could issue additional shares without further shareholder approval in order to dilute the stock ownership or voting rights of persons seeking to obtain control without our agreement. Similarly, if we issued additional shares to persons allied with our management we could make it more difficult to remove our current management by diluting the stock ownership or voting rights of persons seeking to cause such removal. By potentially discouraging initiation of unsolicited takeover attempts, the proposed increase in our authorized shares of Common Stock could limit the opportunity for our shareholders to dispose of their Common Stock at the higher price generally available in takeover attempts or that may be available under a merger proposal.

Although the increase in our authorized shares of Common Stock has been prompted by business and financial considerations and not by the threat of any known or threatened hostile takeover attempt, our shareholders should be aware that the effect of the increase in our authorized shares could facilitate future attempts by the Company to oppose changes in our control and perpetuate our management, including transactions in which our shareholders might otherwise receive a premium for their shares over then-current market prices. We cannot provide assurances that any such transactions will be consummated on favorable terms or at all, that they would enhance shareholder value, or that they would not adversely affect our business or the trading price of the Common Stock.

Principal Effects of the Proposed Increase in Authorized Common Stock

The Board proposes and recommends that our shareholders adopt the Amendment increasing the number of shares of Common Stock we are authorized to issue from the 45,000,000 shares to 90,000,000 shares. The chart below illustrates the number of shares of Common Stock that will be available for issuance if the Amendment is adopted:

	Estimated Number of Shares of Common Stock before Increase	Estimated Number of Shares of Common Stock after the Increase
Authorized	45,000,000	90,000,000
Outstanding	32,937,718	32,937,718
Reserved for issuance(1)	1,500,000	1,500,000
Authorized but unissued(2)	10,562,282	55,562,282

(1)	Shares of Common Stock that would be reserved for issuance in connection with equity awards under the 2026 Incentive Plan, if it is adopted by the shareholders at the Annual Meeting.
(2)	Shares authorized but unissued consists of Common Stock available for future issuance in excess of shares reserved for issuance in connection with future equity awards under the 2026 Incentive Plan, if it is adopted by the shareholders. If the 2026 Incentive Plan is not approved by the shareholders at the annual meeting of shareholders, the estimated authorized but unissued shares of Common Stock before and after the proposed increase would be 12,062,282 and 57,062,282, respectively.
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The additional shares of Common Stock that would be authorized by adoption of the Amendment will have powers, preferences, and rights that are identical to the powers, preferences and rights of all shares of Common Stock that currently are outstanding. Therefore, adoption of the Amendment and any subsequent issuance of additional authorized shares of Common Stock would not affect a current shareholder’s rights as a shareholder, except for any dilutive effects incident to increasing the number of our outstanding shares of Common Stock to, among other things, earnings per share, book value per share, and the voting power of the current holders of outstanding Common Stock. The Amendment would not, however, have any immediate dilutive effect on earnings, voting power or other rights of the existing shareholders until additional shares are actually issued. The additional shares of Common Stock that would be authorized by the adoption of the Amendment could be issued by the Board without any further vote of our shareholders except as may be required in particular cases by applicable law, regulatory requirements or NYSE listing standards.

Required Vote; Effect of Proposal

Adoption of the Amendment requires the affirmative vote of at least a majority of the shares of Common Stock outstanding and entitled to vote at the Annual Meeting. Abstentions and broker non-votes will have the same effect as votes “against” the proposal. Proxies solicited by the Board will be voted “for” adoption of the Amendment, unless otherwise specified. If the shareholders do not adopt the Amendment by the required vote, then the Amendment will not become effective.

Under the Delaware General Corporation Law, our Certificate of Incorporation and our Bylaws, shareholders have no rights of appraisal or similar rights with respect to the adoption of the Amendment.

The Board of Directors recommends a vote FOR adoption of the Amendment to the Company’s Certificate of Incorporation to increase the authorized shares of the Company’s Common Stock from 45,000,000 shares to 90,000,000 shares.

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APPROVAL OF 2026 INCENTIVE PLAN
(Item 4)

The Company is asking its shareholders to approve the Rex American Resources Corporation 2026 Incentive Plan (the “2026 Plan”).

If approved by our shareholders, the 2026 Plan would, among other things, authorize 1,500,000 shares of Common Stock for awards under the plan, including incentive stock options, with such amount subject to adjustment for certain corporate events and under the applicable share counting rules.

We believe our future success continues to depend in part on our ability to attract, motivate and retain high quality employees, consultants and directors and that the ability to provide equity-based and incentive-based awards under the 2026 Plan is critical to achieving this success. We would be at a severe competitive disadvantage if we could not use stock-based awards to recruit and compensate our employees and directors. The use of Common Stock as part of our compensation program is also important because equity-based awards continue to be an essential component of our compensation program for key employees, as they help link compensation with long-term shareholder value creation and reward participants based on service and performance.

The Board of Directors unanimously recommends that you vote to approve the 2026 Plan. If the 2026 Plan is approved by our shareholders at the Annual Meeting, it will be effective as of the day of the Annual Meeting and future grants will be made on or after such date under the 2026 Plan. If the 2026 Plan is not approved by our shareholders, then it will not become effective and no awards will be granted under the 2026 Plan.

The actual text of the 2026 Plan is attached to this Proxy Statement in Appendix 2. The following description of the 2026 Plan is only a summary of its principal terms and provisions and is qualified in its entirety by reference to the actual text as set forth in Appendix 2.

Why We Believe You Should Vote for this Item 4

On March 25, 2026, upon recommendation by the Compensation Committee, the Board of Directors adopted the 2026 Plan, subject to the approval of the Company’s shareholders at the Annual Meeting.

The 2026 Plan affords the plan administrator the ability to design compensatory awards that are responsive to the Company’s needs and includes authorization for a variety of awards designed to advance the interests and long-term success of the Company by encouraging stock ownership among officers and other employees of the Company and its subsidiaries, certain consultants and other service providers to the Company and its subsidiaries, and non-employee directors of the Company.

On June 1, 2025, our 2015 Incentive Plan (the “2015 Plan”) expired in accordance with its terms and we can no longer grant equity awards under the 2015 Plan (however, awards outstanding under the 2015 Plan continue to remain outstanding in accordance with their terms). At the time of its expiration, 1,065,809 shares of Common Stock (without adjustment for the subsequent September, 2025 stock dividend) remained available for issuance or delivery under the 2015 Plan (which shares were cancelled at expiration and are no longer available for future awards). The 2015 Plan was our only active equity plan, and we have no ability as of the date of this proxy statement to grant equity awards to our employees, consultants and directors.

To maintain the flexibility to keep pace with our competitors and effectively attract, motivate and retain high-caliber employees, consultants and directors, we are asking our shareholders to authorize 1,500,000 shares of Common Stock for issuance as awards under the 2026 Plan.

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If our shareholders approve the 2026 Plan, we intend to use the shares of Common Stock authorized under the 2026 Plan to continue our practice of incentivizing key individuals through equity grants. We currently anticipate that the new shares of Common Stock requested in connection with the approval of the 2026 Plan will last for about ten years, based on our historical grant practices, as summarized below, our projected recruiting and retention needs, and the approximate current share price, but could last for a different period if actual practice does not match recent rates or our share price changes materially. As noted below, our Compensation Committee retains full discretion under the 2026 Plan to determine the number and types of awards to be granted under the 2026 Plan, subject to the terms of the 2026 Plan.

If our shareholders do not approve the 2026 Plan, we may need to significantly increase the cash component of our employee and director compensation, which may not necessarily align employee and director compensation interests with the investment interests of our shareholders. Replacing equity awards with cash also would increase cash compensation expense and use cash that could be better deployed in other areas of the business.

In determining the size of this share request, the Compensation Committee considered, among other things, our outstanding equity awards, our burn rate, our stock price and volatility, our projected recruiting and retention needs, the potential dilution of our equity compensation program, the voting guidelines of certain institutional investors and proxy advisory firms, the advice of its independent compensation consultant, and competitive market practices. The results of this comprehensive analysis were presented to the Compensation Committee and the Board of Directors for its consideration. Certain of these factors are outlined below.

Our Historic Burn Rate

We use our burn rate to measure the potential life expectancy of our equity plan and shareholder dilution.

Our burn rate is calculated as the total amount of equity granted in any fiscal year, divided by the weighted average number of shares of Common Stock outstanding for such fiscal year. For purposes of this calculation (i) time-based restricted stock awards (RSAs) were counted in the year granted, and (ii) performance-based restricted stock unit awards (PSAs) were counted in the year earned (and only to the extent earned).

Our burn rate experience is summarized in the table below, which provides data on our share usage under our employee and non-employee director compensation programs for the last three completed fiscal years.

Fiscal Year	Participants	RSAs Granted	PSAs Earned[1]	Total Shares[2]	Burn Rate[3]
2025	-	-	-	33,208,325	-0-
2024	18	126,814	199,800	35,272,045	0.93%
2023	18	227,452	-	35,151,016	0.65%
Three-Year Average (2023-2025)					0.53%

1 PSAs were counted in the year earned (and only to the extent earned). No PSAs were granted in fiscal 2025, 2024, or 2023.

2 The weighted average number of shares of Common Stock outstanding for each fiscal year.

3 Because the 2015 Plan terminated in accordance with its terms on June 1, 2025, the Company was not able to issue: (i) the portion of its 2024 annual incentive awards payable to its named executive officers that was to be paid in restricted stock on June 16, 2025, (ii) the restricted stock that was to be paid on that date to our non-employee directors with respect to their 2025 compensation, and (iii) certain approved awards of restricted stock to non-executive officer employees. If this restricted stock had been issued as approved on June 16, 2025, we would have issued an aggregate of 119,856 shares of restricted stock in fiscal 2025, resulting in a burn rate for fiscal 2025 of approximately 0.36%, and a three-year average burn rate of approximately 0.65%.

Our future burn rate will depend on a number of factors, including the number of participants in the 2026 Plan, our stock price, changes to our compensation strategy, changes in business practices or industry standards, changes in our capital structure due to stock splits or similar events, the compensation practices of our competitors or changes in compensation practices in the market generally, and the methodology used to establish the equity award mix.

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Dilution and Overhang

We measure the dilutive impact of our equity program (the so-called overhang) by dividing (i) the number of shares of Common Stock subject to outstanding awards under the 2015 Plan (the “numerator”), by (ii) the total number of shares of Common Stock outstanding, plus the shares included in the numerator.

As of April 6, 2026, we had 32,937,718 shares of Common Stock issued and outstanding (including 160,364 shares of unvested restricted stock issued under the 2015 Plan). We do not have any outstanding stock options or restricted stock unit awards, and no shares remain available for issuance as new awards under the 2015 Plan. The 1,500,000 shares of Common Stock being requested under the 2026 Plan represent approximately 4.6% of our outstanding Common Stock, which we believe is reasonable and within industry norms.

Based on the closing price on NYSE for our Common Stock on April 6, 2026 of $[●] per share, the aggregate market of the additional 1,500,000 shares of Common Stock requested under the 2026 Plan was $[●].

Plan Design Supports Sound Governance Practices

The 2026 Plan authorizes the plan administrator to grant stock options, stock appreciation rights, restricted stock, restricted stock units, performance stock units, other stock- or cash-based awards and dividend equivalents, or any combination thereof, to employees, directors and consultants, including employees and consultants of the subsidiaries of the Company.

The 2026 Plan includes key provisions or facilitates awards designed to protect shareholder interests and promote sound compensation governance and best practices, including but not limited to the following:

●	limited share recycling provisions;

●	minimum vesting provisions for stock-based grants;

●	no repricing stock options without shareholder approval;

●	no “evergreen” renewal feature;

●	awards are subject to our clawback policy; and

●	dividends or dividend equivalents are accumulated until the underlying award vests.

We believe that we have demonstrated a commitment to sound equity compensation practices in recent years. We recognize that equity compensation awards dilute shareholders’ equity, so we have carefully managed our equity incentive compensation. Our equity compensation practices are intended to be competitive and consistent with market practices, and we believe our historical share usage has been responsible and mindful of shareholder interests, as described above.

In evaluating this proposal, shareholders should consider all the information in this proposal and this proxy statement.

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Summary of the Material Terms of the 2026 Plan

Set forth is a summary of the other provisions in the 2026 Plan. This summary does not purport to be a complete description of all the provisions of the 2026 Plan. It is qualified in its entirety by reference to the full text of the 2026 Plan.

Eligibility and Administration

Awards under the 2026 Plan may be granted to individuals who are then officers, employees or consultants or are the officers, employees or consultants of the Company or certain of the Company’s subsidiaries. Such awards also may be granted to directors of the Board of Directors. Only employees of our Company or certain of our subsidiaries may be granted incentive stock options (“ISOs”). As of April 6, 2026, there were approximately twelve employees of the Company, seven non-employee directors of the Company and no consultants eligible to participate in the 2026 Plan. Under the 2026 Plan, the plan administrator, subject to applicable law, has the authority to determine and select award recipients from the list of eligible individuals. Except as provided below under the heading “New Plan Benefits”, future benefits that may be received by participants under the 2026 Plan are not determinable at this time.

The Compensation Committee is expected to administer the 2026 Plan unless the Board of Directors assumes authority for administration. Subject to the terms and conditions of the 2026 Plan, the plan administrator has the authority to select the persons to whom awards are to be made, to determine the number of shares to be subject to awards and the terms and conditions of awards, to correct defects and ambiguities, supply omissions, reconcile inconsistencies in the plan or any award agreement, and to make all other determinations and to take all other actions necessary or advisable for the administration of the 2026 Plan. The plan administrator is also authorized to adopt, amend or rescind rules relating to administration of the 2026 Plan.

Shares Available for Awards

Subject to adjustment as provided below, the aggregate number of shares of Common Stock initially reserved for issuance pursuant to awards under the 2026 Plan will be 1,500,000 shares, all of which may be granted as incentive stock options. Shares issued under the 2026 Plan may include authorized but unissued shares, treasury shares, shares purchased in the open market or a combination of the foregoing.

The following counting provisions will be in effect for the share reserve under the 2026 Plan:

●	to the extent that an award terminates, expires or lapses for any reason or an award is settled in cash without the delivery of shares, any shares subject to the award at such time will be available for future grants under the 2026 Plan; and

●	the payment of dividend equivalents in cash in conjunction with any outstanding awards will not be counted against the shares available for issuance under the 2026 Plan.

However, the following shares of Common Stock issued or delivered under the 2026 Plan will not again be available for future grants of awards: (i) shares of Common Stock that are tendered or withheld to satisfy the exercise price or tax withholding obligation with respect to any award under the 2026 Plan; (ii) shares of Common Stock that are repurchased by us with option proceeds; and (iii) shares of Common Stock subject to a stock appreciation right that are not issued in connection with the stock settlement of the stock appreciation right on exercise thereof.

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Minimum Vesting

Awards under the 2026 Plan may not become vested or exercisable any earlier than the first anniversary of the date of grant of the award (excluding, for this purpose, any (a) substitute awards granted in connection with awards that are assumed, converted or substituted pursuant to a merger, acquisition or similar transaction entered into by the Company or any of its subsidiaries, (b) cash-based awards or shares of Common Stock issued in lieu of fully vested cash obligations, and (c) awards to directors that vest in full no later than the earlier of the first anniversary of the date of grant or the next annual meeting of shareholders (provided that such vesting period is not less than 50 weeks after the date of grant)). However, the administrator may grant awards without regard to these minimum vesting requirements with respect to a maximum of five percent (5%) of the overall share limit (with such amount subject to adjustment for certain corporate events); and (ii) the minimum vesting requirement does not limit the administrator’s discretion to provide for accelerated exercisability or vesting of any award, including in cases of retirement, death, disability, other termination of employment or a change in control, by the terms of the award agreement or otherwise.

Types of Awards

The 2026 Plan provides that the plan administrator may grant or issue stock options, including restricted stock, restricted stock units (“RSUs”), performance stock units (“PSUs”), ISOs and nonqualified stock options (“NSOs”), stock appreciation rights (“SARs”), other stock-based awards and dividend equivalents, or any combination thereof. All awards under the 2026 Plan will be evidenced by award agreements, which will detail the terms and conditions of awards, including any applicable vesting and payment terms and post-termination exercise limitations. Certain awards under the 2026 Plan may constitute or provide for payment of “nonqualified deferred compensation” under Section 409A of the Code, which may impose additional requirements on the terms and conditions of such awards. Awards other than cash awards generally will be settled in shares of Common Stock, but the applicable award agreement may provide for cash settlement of any award. A brief description of each award type follows.

●	Restricted Stock. Restricted stock is an award of non-transferable shares of Common Stock that are subject to certain vesting conditions and other restrictions as may be determined by the plan administrator. Restricted stock, typically, may be forfeited for no consideration or repurchased by us at the original purchase price if the conditions or restrictions on vesting are not met. In general, restricted stock may not be sold or otherwise transferred until restrictions are removed or expire. Holders of restricted stock, unlike recipients of stock options, will have voting rights and will have the right to receive dividends, if any, prior to the time when the restrictions lapse; however, dividends will be subject to the same time and/or performance-based vesting conditions applicable to the underlying award and will, if vested, be delivered or paid at the same time as the award becomes vested.

●	RSUs. RSUs are contractual promises to deliver shares of Common Stock in the future or an equivalent in cash and other consideration determined by the plan administrator, which may also remain forfeitable unless and until specified conditions are met and may be accompanied by the right to receive the equivalent value of dividends paid on shares of Common Stock upon vesting of the RSUs (i.e., dividend equivalent rights). Like restricted stock, restricted stock units may not be sold, or otherwise transferred or hypothecated, until vesting conditions are removed or expire. Unlike restricted stock, stock underlying restricted stock units will not be issued until the restricted stock units have vested, and recipients of restricted stock units generally will have no voting or dividend rights prior to the time when vesting conditions are satisfied.
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●	PSUs. PSUs are performance awards denominated in cash or shares/unit equivalents, respectively, and may be linked to one or more performance or other criteria as determined by the plan administrator.

●	Stock Options and SARs. Stock options provide for the purchase of shares of Common Stock at a specified price set on the grant date. ISOs, in contrast to NSOs, may provide tax deferral beyond exercise and favorable capital gains tax treatment to their holders if certain holding period and other requirements of the Code are satisfied. Upon exercise, holders of SARs will receive from the Company an amount equal to the appreciation of the shares subject to the award between the grant date and the exercise date. The exercise price of a stock option or SAR may not be less than 100% of the fair market value of the underlying share of Common Stock on the grant date (or 110% in the case of ISOs granted to certain significant shareholders), except with respect to certain substitute awards granted in connection with a corporate transaction. The term of a stock option or SAR may not be longer than ten years (or five years in the case of ISOs granted to certain significant shareholders). With regard to exercise price obligations arising in connection with the exercise of stock options under the 2026 Plan, the plan administrator may, in its discretion, accept cash, wire transfer or check, shares of Common Stock that meet specified conditions, a “market sell order,” or such other consideration as the plan administrator deems suitable or any combination of the foregoing. Except as provided in an applicable award agreement, a stock option awarded to an employee is only exercisable by that participant while employed with the Company or a subsidiary or within (i) 90 days after termination for cause, (ii) a one-year period after a death or total disability, (iii) a one-year period commencing on the date of the termination of employment other than due to death, total disability, or by the Company or a subsidiary for cause.

●	Unrestricted Stock. Unrestricted stock is fully vested on the date of grant and may be issued at no cost or for a purchase price determined by the plan administrator (subject to the minimum vesting requirements described above).

●	Dividend Equivalents. Dividend equivalents represent the right to receive the equivalent value of dividends paid on shares of Common Stock and may be granted alone or in tandem with awards other than stock options or SARs. Dividend equivalents are converted to cash or shares by such formula and such time as determined by the plan administrator. Dividend equivalents will be subject to the same time and/or performance-based vesting conditions applicable to the underlying award and will, if vested, be delivered or paid at the same time as such award. Notwithstanding the foregoing, no dividends or dividend equivalents will be granted with respect to stock underlying a stock option or SAR.

●	Performance goals. Any award may be granted as a performance award, meaning that the award will be subject to vesting and/or payment based on the attainment of specified performance goals. Performance goals or performance criteria established by the plan administrator for any award may be described in terms of may be based upon the attainment by the Company and/or a subsidiary or other operational unit thereof of specified levels of performance under one or more of the foregoing measures relative to the performance of other business entities. The administrator may in its sole discretion, and without the consent of any participant, adjust the performance goals or performance criteria (or the related levels of achievement of the performance goals or performance criteria) to equitably account for any events or developments affecting achievement of the performance goals or performance criteria that were not anticipated at the date of grant.
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Adjustments for Certain Transactions

In the event of any change in the outstanding stock by reason of any stock split, stock dividend, extraordinary cash dividend, recapitalization, merger, consolidation, split-up, spin-off, combination or exchange of shares or other similar corporate change, special distribution to the shareholders or any other event which, in the judgment of the plan administrator, necessitates an adjustment to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the 2026 Plan, the plan administrator is required to make such equitable adjustments as it deems appropriate to: (i) the aggregate number and type of shares subject to the 2026 Plan; (ii) the number and kind of shares subject to outstanding awards and terms and conditions of outstanding awards (including, without limitation, any applicable performance targets or criteria with respect to such awards); and (iii) the grant or exercise price per share of any outstanding awards under the 2026 Plan.

Change in Control

In the event of a “change in control”, unless otherwise provided in an award agreement, all outstanding awards will become immediately exercisable or vested, without regard to any limitation imposed pursuant to the 2026 Plan or the applicable award agreement, provided that any awards with respect to which the number of shares of Common Stock earned depends upon performance shall vest based on the greater of: (i) an assumed achievement of all relevant performance goals at their “target” level, or (ii) the actual level of achievement of all relevant performance goals against target measured through the date immediately prior to the change in control (or as close to such date as administratively practicable). In connection with a change in control, the plan administrator may, in its sole discretion and without the consent of award holders, provide that any outstanding and vested award (or a portion thereof) shall, upon the occurrence of such change in control, be cancelled in exchange for a payment in cash or other property (in the same form and proportion as the transaction consideration is payable to shareholders generally) in an amount equal to the excess, if any, of the fair market value of the shares subject to the award, over any option price or grant price per share related to the award, which amount may be zero if the fair market value of a share does not exceed the option price or grant price per share of the applicable awards.

For purposes of the 2026 Plan, a “change in control” is deemed to occur if: (i) any person becomes the beneficial owner of shares of the Company representing 25% or more of the voting power of the Company, (ii) the Incumbent Directors (as defined in the 2026 Plan) cease to constitute a majority of the Board, (iii) the consummation of a merger or other business combination transaction resulting in less than 50% of the voting securities of the surviving or resulting corporation immediately after the event being owned by the shareholders of the Company or (iv) a complete liquidation or dissolution of the Company.

Repricing

Outside of certain corporate transactions or adjustment events described in the 2026 Plan or in connection with a “change in control:” (i) no outstanding options or SARs granted under the 2026 Plan may be amended to provide an option price or grant price that is lower than the then-current option price or grant price of such outstanding options or SARs, (ii) no outstanding options or SARs may be cancelled and new awards granted in substitution covering the same or a different number of shares and having an option price or grant price lower than the then-current option price or grant price of the cancelled options or SARs and (iii) the plan administrator may not authorize the repurchase of outstanding options or SARs which have an option price or grant price that is higher than the then-current fair market value of a share of Common Stock.

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Amendment and Termination

The Board of Directors may amend, alter or discontinue the 2026 Plan at any time, with shareholder approval to the extent required by applicable laws or the listing requirements of the exchange on which the shares of Common Stock are traded. No such amendment or termination, however, may adversely affect any holder of outstanding awards without his or her consent, except for amendments made to cause the plan to comply with applicable law, stock exchange rules or accounting rules, or an increase in the overall share reserve.

No awards may be granted pursuant to the 2026 Plan on or after May 28, 2036. Any award that is outstanding on the termination date of the 2026 Plan will remain in force according to the terms of the 2026 Plan and the applicable award agreement.

Claw-Back Provisions

All awards will be subject to the REX American Resources Corporation Compensation Recovery Policy or its successor.

Transferability

Except as the plan administrator may determine or provide in an award agreement, awards (other than vested shares of restricted stock) under the 2026 Plan are generally non-transferrable, except by will or the laws of descent and distribution, or, subject to the plan administrator’s consent, pursuant to a domestic relations order, and are generally exercisable only by the participant.

U.S. Federal Income Tax Consequences Related to Awards Under the 2026 Plan

The following is a brief description of the U.S. federal income tax treatment that will generally apply to different types of awards available under the 2026 Plan, based on current U.S. income taxation with respect to participants who are subject to U.S. income tax. The discussion below is presented for the information of shareholders considering how to vote on this Item 4 and not for plan participants.

Restricted Stock

If the restrictions on an award of shares of restricted stock are of a nature that the shares are both subject to a substantial risk of forfeiture and are not freely transferable (within the meaning of Section 83 of the Code), the participant will not recognize income for United States federal income tax purposes at the time of the award unless the participant affirmatively elects to include the fair market value of the shares of restricted stock on the date of the award, less any amount paid for the shares, in gross income for the year of the award pursuant to Section 83(b) of the Code. In the absence of this election, the participant will be required to include in income for United States federal income tax purposes on the date the shares either become freely transferable or are no longer subject to a substantial risk of forfeiture (within the meaning of Section 83 of the Code), the fair market value of the shares of restricted stock on such date, less any amount paid for the shares. The employer will be entitled to a deduction at the time of income recognition to the participant in an amount equal to the amount the participant is required to include in income with respect to the shares, subject to the deduction limitations described below. If a Section 83(b) election is made within 30 days after the date the restricted stock is received, the participant will recognize ordinary income at the time of the receipt of the restricted stock, and the employer will be entitled to a corresponding deduction, equal to the fair market value of the shares at the time, less the amount paid, if any, by the participant for the restricted stock. If a Section 83(b) election is made, no additional income will be recognized by the participant upon the lapse of restrictions on the restricted stock, but, if the restricted stock is subsequently

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forfeited, the participant may not deduct the income that was recognized pursuant to the Section 83(b) election at the time of the receipt of the restricted stock.

Dividends paid to a participant holding restricted stock before the expiration of the restriction period will be additional compensation taxable as ordinary income to the participant subject to withholding, unless the participant made an election under Section 83(b) of the Code. Subject to the deduction limitations described below, the employer generally will be entitled to a corresponding tax deduction equal to the dividends includible in the participant’s income as compensation. If the participant has made a Section 83(b) election, the dividends will be dividend income, rather than additional compensation, to the participant.

If the restrictions on an award of restricted stock are not of a nature that the shares are both subject to a substantial risk of forfeiture and not freely transferable, within the meaning of Section 83 of the Code, the participant will recognize ordinary income for United States federal income tax purposes at the time of the transfer of the shares in an amount equal to the fair market value of the shares of restricted stock on the date of the transfer, less any amount paid therefor. The employer will be entitled to a deduction at that time in an amount equal to the amount the participant is required to include in income with respect to the restricted shares, subject to the deduction limitations described below.

Restricted Stock Units

There generally will be no United States federal income tax consequences to either the participant or the employer upon the grant of RSUs. Generally, the participant will recognize ordinary income subject to withholding upon the receipt of cash and/or transfer of shares of Common Stock in payment of the RSUs in an amount equal to the aggregate of the cash received and the fair market value of the Common Stock so transferred. Subject to the deduction limitations described below, the employer generally will be entitled to a corresponding tax deduction equal to the amount includible in the participant’s income.

Generally, a participant will recognize ordinary income subject to withholding upon the payment of any dividend equivalents paid with respect to an award in an amount equal to the cash and the fair market value of any Common Stock the participant receives. Subject to the deduction limitations described below, the employer generally will be entitled to a corresponding tax deduction equal to the amount includible in the participant’s income.

Incentive Stock Options

No income will be recognized by a participant for United States federal income tax purposes upon the grant or exercise of an ISO under the 2026 Plan. The basis of shares transferred to a participant upon exercise of an ISO is the price paid for the shares. If the participant holds the shares for at least one year after the transfer of the shares to the participant and two years after the grant of the ISO, the participant generally will recognize capital gain or loss upon sale of the shares received upon exercise equal to the difference between the amount realized on the sale and the basis of the stock. Generally, if the shares are not held for that period, the participant will recognize ordinary income upon disposition in an amount equal to the excess of the fair market value of the shares on the date of exercise over the amount paid for the shares, or if less (and if the disposition is a transaction in which loss, if any, will be recognized), the gain on disposition. Any additional gain realized by the participant upon the disposition will be a capital gain. The excess of the fair market value of shares received upon the exercise of an incentive stock option over the option price for the shares is an item of adjustment for the participant for purposes of the alternative minimum tax. Therefore, although no income is recognized upon exercise of an incentive stock option, a participant may be subject to alternative minimum tax as a result of the exercise.

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Nonqualified Stock Options

No income is expected to be recognized by a participant for United States federal income tax purposes upon the grant of a NSO. Upon exercise of a NSO, the participant will recognize ordinary income in an amount equal to the excess of the fair market value of the shares on the date of exercise over the amount paid for the shares. Income recognized upon the exercise of a NSO will be considered compensation subject to withholding at the time the income is recognized, and, therefore, the participant’s employer must make the necessary arrangements with the participant to ensure that the amount of the tax required to be withheld is available for payment. NSOs are designed to provide the employer with a deduction equal to the amount of ordinary income recognized by the participant at the time of the recognition by the participant, subject to the deduction limitations described below.

Stock Appreciation Rights

There are expected to be no United States federal income tax consequences to either the participant or the employer upon the grant of SARs. Generally, the participant will recognize ordinary income subject to withholding upon the receipt of payment pursuant to SARs in an amount equal to the aggregate amount of cash and the fair market value of any Common Stock received. Subject to the deduction limitations described below, the employer generally will be entitled to a corresponding tax deduction equal to the amount includible in the participant’s income.

Tax Withholding

Each participant must pay the Company or a subsidiary, as applicable, or make provision satisfactory to the plan administrator for payment of any taxes required by applicable law to be withheld in connection with awards granted under the 2026 Plan. At the Company’s discretion and subject to any Company insider trading policy (including black-out periods), any withholding obligation may be satisfied by one or more of the following methods: (i) deducting an amount sufficient to satisfy such withholding obligation from any payment of any kind otherwise due to a participant; (ii) accepting a payment from the participant in cash, by wire transfer of immediately available funds, or by check made payable to the order of the Company or a subsidiary, as applicable; (iii) accepting the delivery of shares, including shares delivered by attestation; (iv) retaining shares otherwise deliverable under an award, (v) selling shares issued pursuant to an award, either voluntarily by the participant or mandatorily by the Company; or (vi) any other lawful consideration permitted by the plan administrator. The amount withheld shall be determined by the Company and may be up to, but no greater than, the aggregate amount of such obligations based on the maximum statutory withholding rates in the applicable participant’s jurisdictions.

Limitation on the Employer’s Compensation Deduction

Section 162(m) of the Code limits the deduction certain employers may take for otherwise deductible compensation payable to certain executive officers of the employer to the extent the compensation paid to such an officer for the year exceeds $1 million.

Excess Parachute Payments

Section 280G of the Code limits the deduction that the employer may take for otherwise deductible compensation payable to certain individuals if the compensation constitutes an “excess parachute payment.” Excess parachute payments arise from payments made to disqualified individuals that are in the nature of compensation and are contingent on changes in ownership or control of the employer or certain affiliates. Accelerated vesting or payment of awards under the 2026 Plan upon a change in ownership or control of the employer or its affiliates could result in excess parachute payments. In addition to the deduction limitation applicable to the employer, a

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disqualified individual receiving an excess parachute payment is subject to a 20% excise tax on the amount thereof.

Section 409A of the Code

Certain types of awards under the 2026 Plan may constitute, or provide for, a deferral of compensation subject to Section 409A of the Code. Unless certain requirements set forth in Section 409A of the Code are complied with, holders of such awards may be taxed earlier than would otherwise be the case (e.g., at the time of vesting instead of the time of payment) and may be subject to an additional 20% penalty tax (and, potentially, certain interest, penalties and additional state taxes). To the extent applicable, the 2026 Plan and awards granted under the 2026 Plan are intended to be structured and interpreted in a manner intended to either comply with or be exempt from Section 409A of the Code and the Department of Treasury regulations and other interpretive guidance that may be issued under Section 409A of the Code. To the extent determined necessary or appropriate by the plan administrator, the 2026 Plan and applicable award agreements may be amended to further comply with Section 409A of the Code or to exempt the applicable awards from Section 409A of the Code. However, the Company will have no obligation to avoid the taxes, penalties or interest under Section 409A of the Code with respect to any award and will have no liability to any participant or any other person if any award, compensation or other benefits under the 2026 Plan are determined to constitute noncompliant “nonqualified deferred compensation” subject to taxes, penalties or interest under Section 409A of the Code.

New Plan Benefits

The Board of Directors and Compensation Committee retain full discretion under the 2026 Plan to determine the eligible award recipients and the number and types of awards to be granted under the 2026 Plan, subject to the terms of the 2026 Plan. As a result, we cannot determine at this time the total number of shares or awards that will be granted under the 2026 Plan to our named executive officers, employees, or non-employee directors. However, the plan administrator intends to grant a limited number of shares of restricted stock following the Annual Meeting as noted below.

2024 Annual Incentive Program

As noted in the “Compensation Discussion and Analysis” section, to link our annual incentive program with long-term performance, one-quarter of each executive officer’s annual incentive is paid in restricted stock. These grants are made on June 15 of the following year (or the next business day) and vest in three equal annual installments. Under the 2024 annual incentive program, participants were entitled to receive a certain number of shares of restricted stock on June 16, 2025. However, the 2015 Plan expired on June 1, 2025, and we were unable to issue these awards. Following the Annual Meeting, we intend to grant the restricted stock that should have been awarded in 2025 to participants in the 2024 annual incentive program. These shares, along with the applicable dollar value as of April 6, 2026, are listed in the table below. One-third of these shares will be fully vested on the grant date, with the remaining two-thirds vesting in equal installments on June 15, 2027 and June 15, 2028.

2025 Non-Employee Director Compensation

Under our director compensation program, non-employee directors receive an annual $50,000 restricted stock grant, and the Lead Director receives an additional $25,000 grant. These grants are made on June 15 (or the next business day) each year and vest in three equal annual installments. Because the 2015 Plan expired on June 1, 2025, we were unable to issue these awards to non-employee directors for services in 2025. Following the Annual Meeting, we intend to grant the restricted stock that should have been awarded to non-employee directors in 2025.

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These shares, along with the applicable dollar value as of April 6, 2026, are listed in the table below. One-third will be fully vested on the grant date, with the remaining two-thirds vesting in equal installments on June 15, 2027 and June 15, 2028.

2025 Annual Incentive Program and 2026 Non-Employee Director Compensation

On June 15, 2026, each participant in the 2025 annual incentive program and each continuing non-employee director also will be entitled to receive a certain number of shares of restricted stock, which will be denominated as a fixed dollar amount and converted to units based on the then-current stock price. We have listed the dollar value of these grants in the table below. As the number of shares granted will depend on a future stock price, and the Board can change the non-employee director program at any time, we do not know at this time the number of shares of restricted stock that will be granted on June 15, 2026 to each eligible individual under the 2025 annual incentive program and the non-employee director compensation program for 2026.

Name and Position	Dollar Value(1)	Number of Shares of Restricted Stock(1)
Zafar A. Rizvi Chief Executive Officer and President	$[●]	41,514
Douglas L. Bruggeman Vice President-Finance, Chief Financial Officer and Treasurer	$[●]	20,758
Stuart A. Rose Executive Chairman of the Board	$[●]	23,064
Executive Officers as a Group	$[●]	85,336
Non-Executive Director Group	$[●]	15,720
Non-Executive Officer Employee Group	$[●]	18,800

(1) Dollar value consists of: (i) the dollar value (based on the closing price of our Common Stock on the NYSE on April 6, 2026) of the fixed number of shares of restricted stock issuable under the 2026 Plan on June 15, 2026 in connection with the 2024 annual incentive program and the 2025 non-employee director compensation program, and (ii) the dollar value of the portion of the 2025 annual incentive program that is payable in restricted stock and the portion of the 2026 non-employee director compensation program that is payable in restricted stock. As described above, we do not know the number of shares of restricted stock that will be granted on June 15, 2026 to each eligible individual under the 2025 annual incentive program and the 2026 non-employee director compensation program.

Registration Statement

We intend to file with the SEC a registration statement on Form S-8 covering some or all the shares of Common Stock issuable under the 2026 Plan after approval of the 2026 Plan by our shareholders.

Vote Required for Approval

The affirmative vote of a majority of the shares present at the Annual Meeting in person or by proxy is required for approval of this proposal. Abstentions will have the effect of a vote against the proposal. Broker non-votes will not be counted.

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Recommendation

The Board of Directors unanimously recommends that you vote “FOR” the adoption of the 2026 Plan (Item 4).

Equity Compensation Plan Information

The following table sets forth certain information regarding the Company’s equity compensation plans as of January 31, 2026, unless otherwise indicated.

Plan Category	Number of securities to be issued upon exercise of outstanding awards	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)[1]	(b)[2]	(c)[3]
Equity compensation plans approved by security holders [3]	160,364	-	-
Equity compensation plans not approved by security holders	-	-	-
Total	160,364	-	-

(1) Consists of issued, but unvested, restricted stock awards.

(2) The Company does not have any stock options outstanding.

(3) The Company’s only active equity plan was the 2015 Plan. On June 1, 2025, the 2015 Plan expired in accordance with its terms, and we can no longer grant equity awards under the 2015 Plan (however, awards outstanding under the 2015 Plan continue to remain outstanding in accordance with their terms). At the time of its expiration, 1,065,809 shares of Common Stock (without adjustment for the subsequent September, 2025 stock dividend) remained available for issuance or delivery under the 2015 Plan (which shares are no longer available for future awards).

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RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2026
(Item 5)

Our Audit Committee, which consists entirely of independent directors, has appointed RSM US LLP (“RSM”) as our independent registered public accounting firm to audit our consolidated financial statements for fiscal 2026 (our fiscal year ending January 31, 2027). RSM served as our independent registered public accounting firm for fiscal 2025. As a matter of good corporate governance, the Board of Directors is asking the shareholders to ratify the appointment of RSM.

We expect representatives of RSM will be available at the Annual Meeting with an opportunity to make a statement if they so desire and to answer questions.

The affirmative vote of a majority of the shares present at the Annual Meeting in person or by proxy is required for approval of this proposal. Abstentions will have the effect of a vote against the proposal. Broker non-votes will not be counted.

If the appointment of RSM is not ratified by a majority of the votes present, the Audit Committee will reconsider the appointment of RSM, but may decide to maintain its appointment of RSM as our independent registered public accounting firm for fiscal 2026.

The Board of Directors recommends a vote FOR ratification of the appointment of RSM as our independent registered public accounting firm for fiscal 2026.

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INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

RSM served as the Company’s independent registered public accounting firm for the fiscal years ending January 31, 2026 and January 31, 2025.

Audit and Non-Audit Fees

The following table sets forth the aggregate fees billed REX for the fiscal years ended January 31, 2026 and January 31, 2025 by RSM:

	Fiscal 2025	Fiscal 2024
Audit Fees[1]	$ 365,500	$ 348,000
Audit-Related Fees[2]	$ 20,000	$ 5,000
Tax Fees[3]	$ 83,000	$ 51,975
All Other Fees[4]	-	$ 3,675
Total	$468,500	$408,650

1Audit Fees consist of fees billed for professional services rendered for the audit of our annual financial statements and review of the interim financial statements included in our quarterly reports and services that are normally provided by RSM in connection with statutory and regulatory filings or engagements. This category included fees related to the audit of our internal control over financial reporting required by Section 404 of the Sarbanes-Oxley Act.

2Audit-Related Fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported under “Audit Fees.”

3Tax Fees consist of fees billed for professional services rendered for tax advice and tax planning.

4All Other Fees consist of fees paid for a web based accounting research tool.

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services

The Audit Committee’s policy is to pre-approve all audit and non-audit services provided by our independent registered public accounting firm. The Audit Committee will generally pre-approve a list of specific services and categories of services, including audit, audit-related, tax and other services, for the upcoming or current fiscal year, subject to a specified dollar limit. Any material service not included in the approved list of services, and all services in excess of the pre-approved dollar limit, must be separately pre-approved by the Audit Committee. Our independent registered public accounting firm and management are required to periodically report to the Audit Committee all services performed and fees charged to date by the firm pursuant to the pre-approval policy. None of the fees billed by our independent registered public accounting firm for Audit-Related, Tax and Other Services described above were approved by the Audit Committee after the services were rendered pursuant to the de minimus exception under SEC rules.

Audit Committee Report

The Audit Committee assists Board oversight of the integrity of the financial statements of the Company. The Audit Committee is comprised of nonemployee directors who meet the independence and financial experience requirements of applicable NYSE listing standards and SEC rules. The Audit Committee operates under a written charter.

Management has the primary responsibility for the financial statements and the reporting process, including the Company’s systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements in the Annual Report on Form 10-K with management, including a discussion of the quality and the acceptability of the Company’s financial reporting and controls.

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The Committee reviewed with the Company’s independent registered public accounting firm, RSM, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality and the acceptability of the Company’s financial reporting and such other matters as are required to be discussed with the Committee under Statement on Auditing Standards No. 1301, as amended (AICPA, Professional Standards, Vol. 1. AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. In addition, the Committee has discussed with the independent registered public accounting firm the firm’s independence from management and the Company, including the matters in the independent registered public accounting firm’s written disclosures and letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence.

The Committee also discussed with the Company’s independent registered public accounting firm the overall scope and plans for their respective audits. The Committee meets periodically with the independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

Based on the review and discussions referred to above, the Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended January 31, 2026 for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE

David S. Harris, Chairman
Mervyn I. Alphonso
Anne C. MacMillan
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OTHER BUSINESS

Solicitation of Proxies

The Company will bear the entire expense of this proxy solicitation. Arrangements will be made with brokers and other custodians, nominees and fiduciaries to send proxy solicitation materials to their principals and the Company will, upon request, reimburse them for their reasonable expenses in so doing. Officers and other regular employees of the Company may solicit proxies by mail, in person or by telephone.

We also have engaged Okapi Partners LLC to assist in the solicitation of proxies and related services, at an estimated cost of $17,500 plus reimbursement of reasonable out of pocket expenses. The address of Okapi Partners is 1212 Avenue of the Americas, 17th Floor, New York, New York 10036. If you need assistance in completing your proxy card or voting by telephone or on the Internet, or have questions regarding the 2026 Annual Meeting, please contact Okapi Partners toll-free at (888) 785-6707 or by email at info@okapipartners.com.

Other Matters

The Board of Directors does not know of any matters to be presented at the Annual Meeting other than those mentioned above. If other matters should properly come before the Annual Meeting or any adjournments thereof, the proxy holders will vote the proxies thereon in their discretion.

Shareholder Proposals

Proposals by shareholders intended to be presented at REX’s 2027 Annual Meeting of Shareholders must, in accordance with applicable regulations of the Securities and Exchange Commission, be received by the Secretary of the Company at 7720 Paragon Road, Dayton, Ohio 45459 on or before December 26, 2026 in order to be considered for inclusion in our proxy materials for that meeting. Shareholder proposals intended to be submitted at the 2027 Annual Meeting outside the processes of Rule 14a-8 will be considered untimely under Rule 14a-4(c)(1) if not received by us at our corporate offices on or before March 11, 2027. If we do not receive timely notice of such proposal, the proxy holders will vote on the proposal, if presented at the meeting, in their discretion.

Shareholder recommendations for director candidates must be received by the Nominating/Corporate Governance Committee at our corporate offices on or before January 4, 2027 to be considered for nomination by the Nominating/Corporate Governance Committee for election at the 2027 Annual Meeting. Names submitted after this deadline will not be considered.

To comply with Rule 14a-19, the SEC’s universal proxy rule, shareholders who intend to solicit proxies in support of a director nominee other than the Company’s nominees must provide a notice to the Company that includes the information required by Rule 14a-19 no later than March 29, 2027; however, if the date of the 2027 annual meeting of shareholders is more than 30 days before or after the anniversary of the date of the 2026 annual meeting of shareholders, then such written notice must be delivered by the later of (x) the tenth day following the

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first public announcement by the Company of the date of the 2027 annual meeting of shareholders, and (y) the date 60 days prior to the date of the 2027 annual meeting of shareholders.

By Order of the Board of Directors EDWARD M. KRESS Secretary

April 15, 2026
Dayton, Ohio

4931-5369-9984

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Appendix 1

CERTIFICATE OF AMENDMENT

TO

CERTIFICATE OF INCORPORATION OF
REX AMERICAN RESOURCES CORPORATION

REX American Resources Corporation (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware, hereby certifies as follows:

1. This Certificate of Amendment (the “Certificate of Amendment”) amends the provisions of the Corporation’s Certificate of Incorporation filed with the Secretary of State on February 13, 1984, as amended (the “Certificate of Incorporation”).

2. The terms and provisions of this Certificate of Amendment have been duly adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware.

3. Section 4 of the Certificate of Incorporation is hereby amended and restated in its entirety as follows:

4. The total number of shares of stock which the Corporation shall have authority to issue is Ninety Million (90,000,000) and the par value of each of such shares is One Cent ($.01).

4. All other provisions of the Certificate of Incorporation shall remain in full force and effect.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed on its behalf this [●] day of [●], 2026.

By:
Name:
Title:
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Appendix 2

REX AMERICAN RESOURCES CORPORATION
2026 INCENTIVE PLAN

1.	PURPOSE

The purpose of the REX American Resources Corporation 2026 Incentive Plan (hereinafter referred to as this “Plan”) is to (i) assist REX American Resources Corporation (the “Company”) in attracting and retaining qualified officers, key employees, directors and consultants for the successful conduct of its business, (ii) provide incentives and rewards for persons eligible for Awards which are directly linked to the financial performance of the Company in order to motivate such persons to achieve long-range performance goals, and (iii) allow persons receiving Awards to participate in the growth of the Company.

2.	DEFINITIONS

2.1 “Agreement” has the meaning set forth in Section 11.6 of this Plan.

2.2 “Award” has the meaning set forth in Section 5.1 of this Plan.

2.3 “Award Agreement” has the meaning set forth in Section 5.1 of this Plan.

2.4 “Board” means the Board of Directors of the Company.

2.5 “Cause” as a basis for termination of employment, means “cause” (or any similar term) as defined in an applicable employment agreement with the Company, or any Subsidiary, with respect to any Employee that is a party to an employment agreement and, with respect to other Employees, means termination based on an act or omission of an Employee determined by a supervisor of the Employee or other management personnel of the Company or the Subsidiary in question to be an appropriate basis for termination.

2.6 “Change in Control” means the occurrence of any of the following events:

(i) Any “person” (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act, but excluding any person described in and satisfying the conditions of Rule 13d-l(b)(1) thereunder), other than the Company, its Subsidiaries or any employee benefit plan of the Company or any of its Subsidiaries, becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company’s then outstanding securities;

(ii) Individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least two-thirds (2/3) of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of an individual or entity other than the Board;

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(iii) The consummation of a merger, combination, consolidation, recapitalization or other reorganization of the Company with one or more other entities that are not Subsidiaries and, as a result of the transaction, less than 50% of the outstanding voting securities of the surviving or resulting corporation shall immediately after the event be owned in the aggregate by the stockholders of the Company (directly or indirectly), determined on the basis of record ownership as of the date of determination of holders entitled to vote on the action (or in the absence of a vote, the day immediately prior to the event); or

(iv) The completion of a liquidation or dissolution of the Company.

Notwithstanding the foregoing, no Change in Control shall be deemed to have occurred if, prior to such time as a Change in Control would otherwise be deemed to have occurred, the Board determines otherwise.

2.7 “Code” means the Internal Revenue Code of 1986, as currently in effect or hereafter amended.

2.8 “Committee” means the committee appointed to administer this Plan in accordance with Section 4 of this Plan.

2.9 “Effective Date” has the meaning set forth in Section 13 of this Plan.

2.10 “Employee” means any employee of the Company or any Subsidiary (as defined in Section 424 of the Code), including officers of the Company and any Subsidiary who are employed by the Company or any Subsidiary.

2.11 “Exchange Act” means the Securities Exchange Act of 1934, as amended.

2.12 “Fair Market Value” unless otherwise required by any applicable provision of the Code or any regulations issued thereunder, means, as of any date, the closing price of the Stock on the applicable date as reported on the NYSE, or if not traded on the NYSE, as reported by any principal national securities exchange in the United States on which it is then traded (or if the Stock has not been reported on such date, on the first day prior thereto on which the Stock was reported). In the event the Stock is not traded on an established exchange, fair market value shall be determined in accordance with the safe harbor provisions of Code Regulation 1.409A-1, as amended.

2.13 “Fiscal Year” means the fiscal year then being utilized by the Company for accounting purposes.

2.14 “Incentive Stock Option” or “ISO” means any Stock Option granted to an Employee pursuant to this Plan which is designated as such by the Committee and which complies with Section 422 of the Code or any successor provision.

2.15 “NYSE” means the New York Stock Exchange.

2.16 “Non-Qualified Stock Option” means any Stock Option granted to a Participant pursuant to this Plan, which is not an ISO.

2.17 “Option Price” means the purchase price of one share of Stock upon exercise of a Stock Option.

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2.18 “Participant” has the meaning specified in Section 3 of this Plan.

2.19 “Performance Award” means an Award described in Section 9 of this Plan.

2.20 “Performance Goals” means the performance goals that a Participant must satisfy to receive payment as determined in accordance with Section 10 of this Plan.

2.21 “Restricted Stock” means any Stock issued pursuant to Section 8 of this Plan with the restriction that the holder may not sell, transfer, pledge or assign the Stock, and/or with such other restrictions as the Committee may impose (including, without limitation, any restriction on the right to vote the Stock, and the right to receive any cash dividends), which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee may deem appropriate.

2.22 “Restricted Stock Unit” or “RSU” means a right, granted under this Plan, to receive Stock or cash or a combination thereof at the end of a specified period.

2.23 “Stock” means the shares of Common Stock of the Company, par value $.01 per share, or any security into which such Stock may be changed by reason of any transaction or event of the type referred to in Section 5.6 below.

2.24 “Stock Appreciation Right” or “SAR” means the right of a Participant to receive cash and/or Stock with a Fair Market Value equal to the appreciation of the Fair Market Value of a share of Stock during a specified period of time.

2.25 “Stock Option” or “Option” means an Award that entitles a Participant to purchase one share of Stock for each Option granted.

2.26 “Subsidiary” means any entity (other than the Company), whether U.S. or non-U.S., in an unbroken chain of entities beginning with the Company if each of the entities other than the last entity in the unbroken chain beneficially owns, at the time of the determination, securities or interests representing more than 50% of the total combined voting power of all classes of securities or interests in one of the other entities in such chain.

2.27 “Tax-Related Items” means any U.S. and non-U.S. federal, state and/or local taxes (including, without limitation, income tax, social insurance contributions, fringe benefit tax, employment tax, stamp tax and any employer tax liability which has been transferred to a Participant) for which a Participant is liable in connection with Awards and/or Stock.

2.28 “Total Disability” shall mean such medically determinable physical or mental impairment or disability which shall render such individual incapable of performing substantially all of his/her duties for the Company as determined by a qualified physician chosen by the Company.

3.	PARTICIPATION

The participants in this Plan shall be those persons who are selected to participate by the Committee and who are (i) Employees serving in managerial, administrative or professional positions, (ii) directors or officers of the Company, or (iii) consultants to the Company or any Subsidiary who qualify as a consultant under the applicable rules of the Securities and Exchange Commission for registration of shares on a Form S-8 Registration Statement (including, as may be provided in an applicable Award Agreement, the estate, devisee, heir at law or other permitted transferee of a participant in this Plan, collectively “Participants”).

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No individual shall have any right to be granted an Award pursuant to the Plan and neither the Company nor the Committee is obligated to treat eligible Participants, Participants or any other persons uniformly.

4.	ADMINISTRATION

This Plan shall be administered and interpreted by the Compensation Committee of the Board or such other committee of two or more members of the Board appointed by the Board. Members of the Committee shall be “Non-Employee Directors” as that term is defined for purposes of Rule 16b-3(b)(3)(i) under the Exchange Act. The Committee (i) shall determine the number and types of Awards to be made under this Plan, (ii) shall set the Option Price, the grant price or the purchase price for each Award, (iii) may establish any applicable administrative regulations to further the purpose of this Plan, (iv) shall approve forms of Award Agreements between a Participant and the Company and (v) may correct defects and ambiguities, supply omissions, reconcile inconsistencies in the Plan or any Award Agreement and take any other action necessary or desirable to interpret, construe or implement the provisions of this Plan. The Committee’s determinations under the Plan are in its sole discretion and will be final, binding and conclusive on all persons having or claiming any interest in the Plan or any Award.

5.	AWARDS

5.1 Form of Awards. Awards under this Plan may be in any of the following forms (or a combination thereof): (i) Stock Options, (ii) Stock Appreciation Rights, (iii) grants of Stock, including Restricted Stock and RSUs, or (iv) Performance Awards, provided, however, that ISOs may be granted only to Employees (collectively, “Awards”). The Committee may require that any or all Awards under this Plan be made pursuant to an agreement between the Participant and the Company (an “Award Agreement”).

5.2 Maximum Amount of Stock Available. Subject to Section 5.3 below, the total number of shares of Stock granted, or covered by Options granted, under this Plan during the term of this Plan shall not exceed 1,500,000 (the “Overall Share Limit”). All of such shares of Stock in the Overall Share Limit may be subject to grants of ISOs. Shares of Stock issued or delivered pursuant to an Award may be authorized but unissued Stock, treasury Stock, including Stock purchased in the open market, or a combination of the foregoing. The Overall Share Limit shall be subject to adjustment as provided in Section 5.6 below.

5.3 Share Recycling. If all or any part of an Award expires, lapses or is terminated, exchanged for or settled in cash, surrendered, repurchased, canceled without having been fully exercised or forfeited, or not issuing any Stock covered by the Award, the unused Stock covered by the Award will, as applicable, become or again be available for Awards under the Plan. The payment of dividend equivalents in cash in conjunction with any outstanding Awards shall not count against the Overall Share Limit. Notwithstanding the foregoing, the following Stock issued or delivered under this Plan shall not again be available for future grants of Awards: (i) Stock tendered by a Participant or withheld by the Company in payment of the Option Price of an Option; (ii) Stock tendered by the Participant or withheld by the Company to satisfy any tax withholding obligation with respect to an Award; (iii) Stock that is repurchased by the Company with Option proceeds; and (iv) Stock subject to SARs that is not issued in connection with the settlement of the SAR on exercise thereof. Notwithstanding the provisions of this Section 5.3, no Stock may again be optioned, granted or awarded pursuant to an Incentive Stock Option if such action would cause such Option to fail to qualify as an incentive stock option under Section 422 of the Code.

5.4 Minimum Vesting Provisions. Notwithstanding any other provision of the Plan to the contrary, Awards shall not become vested or exercisable any earlier than the first anniversary of the date of grant of the Award (excluding, for this purpose, any (a) substitute Awards granted in connection with awards that are assumed, converted or substituted pursuant to a merger, acquisition or similar transaction

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entered into by the Company or any of its Subsidiaries, (b) Awards that are settled in cash, (c) Stock delivered in lieu of fully vested cash obligations, and (d) Awards to Directors that vest in full no later than the earlier of the first anniversary of the date of grant or the next annual meeting of stockholders (provided that such vesting period is not less than 50 weeks after the date of grant)); provided, however, that (i) the Committee may grant Awards without regard to the foregoing minimum vesting requirement with respect to a maximum of five percent (5%) of the Overall Share Limit (subject to adjustment as provided in Section 5.6 below); and (ii) the foregoing minimum vesting requirement does not limit the Committee’s discretion to provide for accelerated exercisability or vesting of any Award, including in cases of retirement, death, disability, other termination of employment or a Change in Control, by the terms of the Award Agreement or otherwise.

5.5 No Repricing. Unless such action is approved by the Company’s stockholders in accordance with applicable law, and other than adjustments to the Option Price or SAR grant price pursuant to Section 5.6 below, (i) no outstanding Options or SARs granted under this Plan may be amended to provide an Option Price or grant price that is lower than the then-current Option Price or grant price of such outstanding Options or SARs, (ii) the Committee may not cancel any outstanding Options or SARs and grant in substitution therefor new Awards under this Plan covering the same or a different number of shares of Stock having an Option Price or grant price lower than the then-current Option Price or grant price of the cancelled Options or SARs, and (iii) the Committee may not authorize the repurchase of outstanding Options or SARs which have an Option Price or grant price that is higher than the then-current Fair Market Value of a share of Stock.

5.6 Adjustment in the Event of Recapitalization, etc. In the event of any change in the outstanding Stock by reason of any stock split, stock dividend, extraordinary cash dividend, recapitalization, merger, consolidation, split-up, spin-off, combination or exchange of shares or other similar corporate change, special distribution to the stockholders or any other event which, in the judgment of the Committee, necessitates an adjustment to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan, the Committee shall make such equitable adjustments as it deems appropriate in (i) the number and type of securities subject to each outstanding Award or with respect to which Awards may be granted under the Plan (including, but not limited to, adjustments of the Overall Share Limit), (ii) the grant price, purchase price or Option Price with respect to any Award, and (iii) the Performance Goals with respect to an Award. Any such adjustment shall be made without the consent of any Participant and shall be conclusive and binding for all purposes of this Plan.

5.7 Change in Control. Subject to Code Section 409A and Section 15 of this Plan, unless otherwise provided in an Award Agreement, in the event of a Change in Control of the Company, all outstanding Awards will become immediately exercisable or vested, without regard to any limitation imposed pursuant to this Plan or the applicable Award Agreement, provided that any Awards with respect to which the number of shares of Stock earned depends upon performance shall vest based on the greater of: (i) an assumed achievement of all relevant Performance Goals at their “target” level, or (ii) the actual level of achievement of all relevant Performance Goals against target measured through the date immediately prior to the Change in Control (or as close to such date as administratively practicable). In connection with a Change in Control, the Committee may, in its sole discretion and without the consent of Award holders, provide that any outstanding and vested Award (or a portion thereof), including those that vest by reason of the immediately preceding sentence, shall, upon the occurrence of such Change in Control, be cancelled in exchange for a payment in cash or other property (in the same form and proportion as the transaction consideration is payable to stockholders generally) in an amount equal to the excess, if any, of the Fair Market Value of the Stock subject to the Award, over any Option Price or grant price per share related to the Award, which amount may be zero if the Fair Market Value of a share of Stock does not exceed the Option Price or grant price per share of the applicable Awards.

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5.8 Dissolution or Liquidation. Upon the dissolution or liquidation of the Company, this Plan shall terminate, and all Awards outstanding hereunder shall terminate. In the event of any termination of this Plan under this Section 5.8, each individual holding an Award shall have the right, immediately prior to the occurrence of such termination and during such reasonable period as the Committee shall determine and designate, to exercise such Award in whole or in part, whether or not such Award was otherwise exercisable at the time such termination occurs and without regard to any vesting or other limitation on exercise imposed pursuant to this Plan.

6.	STOCK OPTIONS

6.1 Grant of Award. The Company may award Options to purchase Stock, including Restricted Stock (hereinafter referred to as “Stock Option Awards”) to such Participants as the Committee authorizes and under such terms as the Committee establishes. The Committee shall determine with respect to each Stock Option Award, and designate in the grant, whether a Participant is to receive an ISO or a Non-Qualified Stock Option.

6.2 Option Price. The Option Price per share subject to a Stock Option Award shall be specified in the grant, but in no event shall be less than the Fair Market Value per share on the date of grant. Notwithstanding the foregoing, if the Participant to whom an ISO is granted owns, at the time of the grant, more than ten percent (10%) of the combined voting power of the Company, the Option Price per share subject to such grant shall not be less than one hundred ten percent (110%) of the Fair Market Value.

6.3 Terms of Option. A Stock Option that is an ISO shall not be transferable by the Participant other than as permitted under Section 422 of the Code or any successor provision and this Plan, and, during the Participant’s lifetime, shall be exercisable only by the Participant. Non-Qualified Stock Options are subject to such restrictions on transferability and exercise as set forth in this Plan and as may be provided for by the Committee in the terms of the grant. A Stock Option shall be of no more than ten (10) years’ duration, except that an ISO granted to a Participant who, at the time of the grant, owns Stock representing more than ten percent (10%) of the combined voting power of the Company shall by its terms be of no more than five (5) years’ duration. A Stock Option shall vest in a Participant to whom it is granted and be exercisable only after the earliest of (i) such period of time as the Committee shall determine and specify in the grant, (ii) the Participant’s death, or (iii) a Change in Control.

6.4 Exercise of Option. Subject to the following exceptions, and except as provided in an applicable Award Agreement, a Stock Option awarded to a Participant who is an employee is only exercisable by that Participant while the Participant is in active employment with the Company or a Subsidiary or within (i) 90 days after termination of such employment for Cause, (ii) a one-year period after a Participant’s death, provided the Option is exercised by the estate of the Participant or by any person who acquired such Option by bequest or inheritance, (iii) a one-year period commencing on the date of the Participant’s termination of employment other than due to death, Total Disability, or by the Company or a Subsidiary for Cause, or (iv) a one-year period commencing on the Participant’s termination of employment on account of Total Disability. A Stock Option may not be exercised pursuant to this paragraph after the expiration date of the Stock Option. Notwithstanding the foregoing, any ISO is only exercisable by the Participant (i) while the Participant is in active employment with the Company or a Subsidiary or within three months after termination of such employment, (ii) within a one-year period after a Participant’s death, provided the ISO is exercised by the estate of the Participant or by any person who acquired such ISO by bequest or inheritance, or (iii) within a one-year period commencing on the Participant’s termination of employment on account of Total Disability. The foregoing sentence is intended to comply with Section 422 under the Code. To the extent those requirements change, this Section 6.4 shall be deemed to be amended to reflect such change.

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An Option may be exercised with respect to part or all of the Stock subject to the Option by giving written notice to the Company of the exercise of the Option. The Option Price for the Stock for which an Option is exercised shall be paid on the date of exercise in cash (by certified, bank cashier’s or personal check), in whole shares of Stock owned by the Participant prior to exercising the Option, in a combination of cash and such shares or on such other terms and conditions as the Committee may approve.

6.5 Limitation Applicable to Incentive Stock Options. The aggregate Fair Market Value (determined at the time such ISO is granted) of the Stock for which any individual may have an ISO which first became vested and exercisable in any calendar year (under all plans of the Company under which Stock Options are available for grant) shall not exceed $100,000. Options granted to such individual in excess of the $100,000 limitation, and any Options issued subsequently which first become vested and exercisable in the same calendar year, shall be treated as Non-Qualified Stock Options. In the event the individual holds two or more Option Awards that become exercisable for the first time in the same calendar year, such limitation shall be applied on the basis of the order in which such Option Awards were granted.

6.6 Notification of Company Upon Disqualifying Disposition of Incentive Stock Options. In the event a Participant sells or otherwise transfers Stock acquired through the exercise of an Incentive Stock Option prior to the expiration of the required holding period under Code Section 422, the Participant shall provide prompt notice of such sale or transfer to the Company.

7.	STOCK APPRECIATION RIGHTS

Subject to the terms and conditions of this Plan, the Committee may grant Stock Appreciation Rights (SARs), in such amounts and on such terms and conditions as the Committee shall determine, including, but not limited to, those listed below, except that a SAR shall vest in a Participant to whom it is granted and be exercisable only after the earliest of (i) such period of time as the Committee shall determine and specify in the grant, (ii) the Participant’s death, or (iii) a Change in Control:

(i) whether the SAR is granted independently of an Option or relates to an Option or other Award, provided that if a SAR is granted in relation to an Option, then, unless otherwise determined by the Committee, the SAR shall be exercisable or shall mature at the same time or times, on the same conditions and to the extent and in the proportion that the related Option is exercisable and may be exercised or mature for all or part of the shares subject to the related Option. In such case, upon exercise of any number of SARs, the number of shares subject to the related Option shall be reduced accordingly and the Option may not be exercised with respect to that number of shares. The exercise of any number of Options that relate to a SAR shall likewise result in an equivalent reduction in the number of shares covered by the related SAR;

(ii) the grant date, which may not be any day prior to the date that the Committee approves the grant;

(iii) the number of shares to which the SAR relates;

(iv) the grant price, provided that the grant price shall not be less than the Fair Market Value of the Stock subject to the SAR on the date of grant;

(v) the terms and conditions of exercise or maturity;

(vi) the term, provided that a SAR must terminate no later than ten years after the date of grant;

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(vii) the exercise period following a Participant’s termination of employment; and

(viii) whether the SAR will be settled in cash, Stock or a combination thereof.

8.	GRANTS OF STOCK AND RESTRICTED STOCK UNITS

8.1 General. The Committee may grant, either alone or in addition to other Awards granted under this Plan, Stock (including Restricted Stock) and Restricted Stock Units to such Participants as the Committee authorizes and under such terms (including the payment of a purchase price) as the Committee establishes. Any Participant who receives Stock under this Plan who determines to make an election under Section 83(b) of the Code must notify the Company in writing promptly after such election is made.

8.2 Restricted Stock Terms. Awards of Restricted Stock shall be subject to such terms and conditions as are established by the Committee. Such terms and conditions may include, but are not limited to, the requirement of continued service with the Company or a Subsidiary, the manner in which the Restricted Stock is held, the extent to which the holder of the Restricted Stock has rights of a stockholder and the circumstances under which the Restricted Stock shall be forfeited. During any restricted period applicable to Restricted Stock: (i) the shares of Restricted Stock may not be sold, transferred, pledged, assigned or otherwise alienated; (ii) unless otherwise provided in the related Award Agreement, the Participant shall be entitled to exercise full voting rights associated with such Restricted Stock; and (iii) the Participant shall be entitled to all dividends and other distributions paid with respect to such Restricted Stock during the restricted period; provided, however, that that any dividends with respect to unvested shares of Restricted Stock shall be accumulated (or, if determined by the Committee, deemed reinvested in additional shares of Restricted Stock), until such Award is earned and vested, and shall be subject to the same terms and conditions as the original Award (including the applicable time-based or performance-based vesting conditions). Upon the termination of employment of a Participant who is an Employee during the period any restrictions are in effect, all Restricted Stock (and any accumulated dividends) shall be forfeited without compensation to the Participant unless otherwise provided in the Award of the Restricted Stock or pursuant to the terms of such Employee’s employment agreement, if any.

8.3 Restricted Stock Units. RSUs shall be subject to such restrictions on transferability, risk of forfeiture and other rights and restrictions, if any, as the Committee may impose as reflected in the applicable Award Agreement, which restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance conditions and/or future service requirements), in such installments or otherwise and under such other circumstances as the Committee may determine. The Committee may provide that settlement of Restricted Stock Units will occur upon or as soon as reasonably practicable after the Restricted Stock Units vest or will instead be deferred, on a mandatory basis or at the Participant’s election, subject to compliance with applicable law. Restricted Stock Units may be settled in whole shares of Stock, cash or a combination thereof, as specified by the Committee in the related Award Agreement.

9.	PERFORMANCE AWARDS

The Committee may grant, either alone or in addition to other Awards granted under this Plan, Awards based on the attainment, over a specified period, of individual Performance Goals as the Committee authorizes and under such terms as the Committee establishes. Performance Awards shall entitle the Participant to receive an Award if the measures of performance established by the Committee are met. The Committee shall determine the times at which Performance Awards are to be made and all conditions of such Awards. Performance Awards may be settled in whole shares of Stock, cash or a combination thereof, as specified by the Committee in the related Award Agreement. Unless otherwise provided in the Award,

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a Participant who is an Employee must be an Employee at the end of the performance period in order to receive the Performance Award.

10.	PERFORMANCE GOALS

“Performance Goals” means the specified performance goals which have been established by the Committee in connection with an Award. Performance Goals may be based on one or more of the following criteria, as determined by the Committee:

(i) the attainment of certain target levels of, or a specified increase in, the Company’s and/or a Subsidiary’s or other operational unit’s enterprise value or value creation targets;

(ii) the attainment of certain target levels of, or a percentage increase in, the Company’s and/or a Subsidiary’s or other operational unit’s after-tax or pre-tax profits, including, without limitation, that attributable to the Company’s and/or a Subsidiary’s or other operational unit’s continuing and/or other operations;

(iii) the attainment of certain target levels of, or a specified increase relating to, the Company’s and/or a Subsidiary’s or other operational unit’s operational cash flow or working capital, or a component thereof;

(iv) the attainment of certain target levels of, or a specified decrease relating to, the Company’s and/or a Subsidiary’s or other operational unit’s operational costs, or a component thereof;

(v) the attainment of a certain level of reduction of, or other specified objectives with regard to limiting the level of increase in all or a portion of bank debt or other of the Company’s and/or a Subsidiary’s or other operational unit’s long-term or short-term public or private debt or other similar financial obligations of the Company and/or Subsidiary or other operational unit, which may be calculated net of cash balances and/or other offsets and adjustments as may be established by the Committee;

(vi) the attainment of a specified percentage increase in earnings per share or earnings per share from the Company’s and/or a Subsidiary’s or other operational unit’s continuing operations;

(vii) the attainment of certain target levels of, or a specified percentage increase in, the Company’s and/or a Subsidiary’s or other operational unit’s sales, net sales, operating income, revenues, net revenues, net income or net earnings or earnings before income tax or other exclusions;

(viii) the attainment of certain target levels of, or a specified increase in, the Company’s and/or a Subsidiary’s or other operational unit’s return on capital employed or return on invested capital;

(ix) the attainment of certain target levels of, or a percentage increase in, the Company’s and/or a Subsidiary’s or other operational unit’s after-tax or pre-tax return on stockholder equity;

(x) the attainment of certain target levels in the Fair Market Value of the Stock;

(xi) the growth in the value of an investment in the Stock assuming the reinvestment of dividends;

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(xii) the attainment of certain target levels of, or a specified increase in, EBITDA (earnings before interest, taxes, depreciation and amortization); and

(xiii) successful mergers, acquisitions of other companies or assets and any cost savings or synergies associated therewith; successful dispositions of Subsidiaries or operational units of the Company or any of its Subsidiaries.

In addition to the above criteria, the Performance Goals may be based upon the attainment by the Company and/or a Subsidiary or other operational unit thereof of specified levels of performance under one or more of the foregoing measures relative to the performance of other business entities. The Committee may, in connection with the grant of the Award (i) designate additional business criteria upon which the Performance Goals may be based, (ii) modify, amend or adjust the business criteria described above, or (iii) incorporate in the Performance Goals provisions regarding changes in accounting methods, corporate transactions (including, without limitation, dispositions or acquisitions) and similar events or circumstances. Performance Goals may include, as determined by the Committee, a threshold level of performance below which no Award will be earned, levels of performance at which an Award will become partially earned and a level at which an Award will be fully earned. The Committee may in its sole discretion, and without the consent of any Participant, adjust the Performance Goals or performance criteria (or the related levels of achievement of the performance goals or performance criteria) applicable to an Award to equitably account for any events or developments affecting achievement of the performance goals or performance criteria that were not anticipated at the date of grant.

11.	GENERAL PROVISIONS

11.1 Assignment. Except as the Committee may determine or provide in an Award Agreement or otherwise for Awards other than Incentive Stock Options, Awards (other than vested shares of Restricted Stock) may not be sold, assigned, transferred, pledged or otherwise encumbered, either voluntarily or by operation of law, except by will or the laws of descent and distribution, or, subject to the Committee’s consent, pursuant to a domestic relations order, and, during the life of the Participant, Options and Stock Appreciation Rights will be exercisable only by the Participant. References in this Plan to a Participant, to the extent relevant in the context, will include references to a transferee approved by the Committee.

11.2 Unfunded, Unsecured Plan. Neither a Participant nor any other person shall, by reason of participation in the Plan, acquire any right or title to any assets, funds or property of the Company or any Subsidiary, including without limitation, any specific funds, assets or other property which the Company or any Subsidiary may set aside in anticipation of any liability under the Plan. A Participant shall have only a contractual right to an Award or the amounts, if any, payable under the Plan, unsecured by any assets of the Company or any Subsidiary, and nothing contained in the Plan shall constitute a guarantee that the assets of the Company or any Subsidiary shall be sufficient to pay any benefits to any person.

11.3 No Employment Rights. Participation in this Plan shall not affect the right of the Company or any Subsidiary to discharge a Participant, nor constitute an agreement of employment between a Participant and the Company or any Subsidiary.

11.4 Governing Law. This Plan shall be interpreted in accordance with, and the enforcement of this Plan shall be governed by, the laws of the State of Delaware, subject to any applicable federal or state securities laws and federal income tax laws (as specified herein).

11.5 Headings. The headings preceding the text of the sections of this Plan have been inserted solely for convenience of reference and do not affect the meaning or interpretation of this Plan.

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11.6 Employment Agreement. In the event a Participant is covered by an employment, change in control or other similar agreement (each, an “Agreement”) and there is a conflict between the terms of the Agreement and the terms of this Plan, then the terms of the Agreement shall control.

11.7 Dividend Equivalents. Any dividends or dividend equivalents credited with respect to any Award, which may be either in cash or in additional shares of Stock, as determined by the Committee in its sole discretion and set forth in the related Award Agreement, will be subject to the same time and/or performance-based vesting conditions applicable to such Award and shall, if vested, be delivered or paid at the same time as such Award. Notwithstanding the foregoing, no dividends or dividend equivalents shall be granted with respect to Stock underlying a Stock Option or Stock Appreciation Right.

11.8 Clawback Provisions. All Awards (including the gross amount of any proceeds, gains or other economic benefit the Participant actually or constructively receives upon receipt or exercise of any Award or the receipt or resale of any Stock underlying the Award) will be subject to recoupment by the Company to the extent provided in the REX American Resources Corporation Compensation Recovery Policy, or its successor, whether or not such policy was in place at the time of grant of an Award.

11.9 Acceptance of Plan. By accepting any benefit under the Plan, each Participant and each person claiming under or through any such Participant shall be conclusively deemed to have indicated their acceptance and ratification of, and consent to, all of the terms and conditions of the Plan and any action taken under the Plan by the Committee, the Board or the Company, in any case in accordance with the terms and conditions of the Plan.

11.10 Successors. All obligations of the Company under the Plan and with respect to Awards shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or other event, or a sale or disposition of all or substantially all of the business and/or assets of the Company and references to the “Company” herein and in any Award Agreements shall be deemed to refer to such successors.

11.11 Relationship to Other Benefits. No payment under the Plan will be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Subsidiary, except as expressly provided in writing in such other plan or an agreement thereunder.

12.	AMENDMENT, SUSPENSION OR TERMINATION

12.1 General Rule. The Board may at any time and from time to time, alter, amend, suspend or terminate the Plan in whole or in part; provided, however, that (a) no alteration or amendment that requires stockholder approval in order for the Plan to comply with any rule promulgated by the Securities and Exchange Commission or any securities exchange on which the Stock is listed or any other applicable laws shall be effective unless such amendment shall be approved by the requisite vote of stockholders of the Company entitled to vote thereon within the time period required under such applicable listing standard or rule; and (b) no termination, amendment, suspension, or modification of the Plan (other than an increase to the Overall Share Limit or a change deemed necessary or advisable to comply with applicable law or applicable exchange listing requirements) shall adversely affect any outstanding Award without the written consent of the Participant holding such Award.

12.2 Compliance With Rule 16b-3. With respect to any person subject to Section 16 of the Exchange Act, transactions under this Plan are intended to comply with the requirements of Rule 16b-3

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under the Exchange Act, as applicable during the term of this Plan. To the extent that any provision of this Plan or action of the Committee or its delegates fails to so comply, it shall be deemed null and void.

12.3 Adjustment to Outstanding Awards. The Committee may in its sole discretion at any time (a) provide that all or a portion of a Participant’s Stock Options, Stock Appreciation Rights and other Awards in the nature of rights that may be exercised shall become fully or partially exercisable; (b) provide that all or a part of the time-based vesting restrictions on all or a portion of the outstanding Awards shall lapse, and/or that any Performance Goals or other performance-based criteria with respect to any Awards shall be deemed to be wholly or partially satisfied; or (c) waive any other limitation or requirement under any such Award, in each case, as of such date as the Committee may, in its sole discretion, declare.

13.	EFFECTIVE DATE AND DURATION OF PLAN

This Plan shall be effective on the date this Plan is approved by the Company’s stockholders (the “Effective Date”) in accordance with applicable law. No Award shall be granted under this Plan after the day prior to the tenth anniversary of the Effective Date.

14.	TAX WITHHOLDING

Each Participant must pay the Company or a Subsidiary, as applicable, or make provision satisfactory to the Committee for payment of, any Tax-Related Items required by applicable law to be withheld in connection with such Participant’s Awards by the date of the event creating the liability for Tax-Related Items. At the Company’s discretion and subject to any Company insider trading policy (including black-out periods), any withholding obligation for Tax-Related Items may be satisfied by (i) deducting an amount sufficient to satisfy such withholding obligation from any payment of any kind otherwise due to a Participant; (ii) accepting a payment from the Participant in cash, by wire transfer of immediately available funds, or by check made payable to the order of the Company or a Subsidiary, as applicable; (iii) accepting the delivery of Stock, including Stock delivered by attestation; (iv) retaining Stock from the Award creating the withholding obligation for Tax-Related Items, valued on the date of delivery, (v) if there is a public market for shares of Stock at the time the withholding obligation for Tax-Related Items is satisfied, selling shares of Stock issued pursuant to the Award creating the withholding obligation for Tax-Related Items, either voluntarily by the Participant or mandatorily by the Company; (vi) any other lawful consideration permitted by the Committee; or (vii) any combination of the foregoing payment forms. The amount withheld pursuant to any of the foregoing payment forms shall be determined by the Company and may be up to, but no greater than, the aggregate amount of such obligations based on the maximum statutory withholding rates in the applicable Participant’s jurisdiction for all Tax-Related Items that are applicable to such taxable income. If any tax withholding obligation will be satisfied under clause (v) above, each Participant’s acceptance of an Award under the Plan will constitute the Participant’s authorization to the Company and instruction and authorization to any brokerage firm selected by the Company to effect the sale to complete the transactions described in clause (v).

15.	SECTION 409A OF THE CODE

In the event any Award under this Plan is subject to the provisions of Code Section 409A, this Plan and any such Award shall be administered and interpreted in a manner consistent with provisions of Section 409A of the Code and any rules or regulations issued pursuant thereto.

This Plan is intended not to provide for deferral of compensation for purposes of Section 409A, by means of complying with Section 1.409A-1(b)(4) and/or Section 1.409A-1(b)(5) of the final Treasury regulations issued under Section 409A. The provisions of this Plan shall be interpreted in a manner that satisfies the requirements of Section 1.409A-1(b)(4) and/or Section 1.409A-1(b)(5) of the final Treasury regulations

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issued under Section 409A and this Plan shall be operated accordingly. If any provision of this Plan or any term or condition of any Award would otherwise frustrate or conflict with this intent, the provision, term or condition will be interpreted and deemed amended so as to avoid this conflict.

In the event that following the application of the immediately preceding paragraph, any Award is subject to Section 409A, the provisions of Section 409A of the Code and the regulations issued thereunder are incorporated herein by reference to the extent necessary for any Award that is subject to Section 409A to not incur tax due to noncompliance with Section 409A. In such event, the provisions of this Plan shall be interpreted in a manner that satisfies the requirements of Section 409A and the related regulations, and this Plan shall be operated accordingly. If any provision of this Plan or any term or condition of any Award would otherwise frustrate or conflict with this intent, the provision, term or condition will be interpreted and deemed amended so as to avoid this conflict. Furthermore, with respect to RSUs and Performance Awards, to the extent necessary not to incur tax due to non-compliance with Section 409A, Change in Control will not be deemed to occur unless such Change in Control constitutes a “change in control event” (as such term is defined in Code Section 409A and the regulations issued thereunder).

Notwithstanding any other provision of this Plan, in the event a Participant is treated as a “specified employee” under Section 409A and any payment under this Plan is treated as a nonqualified deferred compensation payment under Section 409A, then payment of such amounts shall be delayed for six months and a day following the effective date of the Participant’s termination of employment, at which time a lump sum payment shall be made to the Participant consisting of the sum of the delayed payments This provision shall not apply in the event of a specified employee’s termination of employment on account of death and, in the event of a specified employee’s death during the aforementioned six-month and a day period, any such delayed nonqualified deferred compensation shall be paid within 30 days after such specified employee’s death.

Notwithstanding any other provisions of this Plan, the Company does not guarantee to any Participant or any other person that any Award intended to be exempt from Section 409A shall be so exempt, nor that any Award intended to comply with Section 409A shall so comply, nor will the Company indemnify, defend or hold harmless any individual with respect to the tax consequences of any such failure.

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0

PROXY

REX AMERICAN RESOURCES CORPORATION

Proxy for Annual Meeting of Shareholders
May 28, 2026

The undersigned hereby appoints Stuart A. Rose and Zafar A. Rizvi and each of them proxies for the undersigned, with full power of substitution, to vote all the shares of Common Stock of REX AMERICAN RESOURCES CORPORATION, a Delaware corporation (the “Company”), which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held on Thursday, May 28, 2026, at 3:00 p.m. Eastern Time and any adjournments thereof.

(Continued, and to be signed, on the other side)

1.1	14475

ANNUAL MEETING OF SHAREHOLDERS OF

REX AMERICAN RESOURCES CORPORATION

May 28, 2026

GO GREEN

e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via equiniti.com/us/ast-access to enjoy online access.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, proxy statement and voting instructions/proxy card are available at investors.rexamerican.com/ir-resources/annual-meeting

Please sign, date and mail
your proxy card in the
envelope provided as soon
as possible.

Please detach along perforated line and mail in the envelope provided.

00033333333333033000 0	052826
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH DIRECTOR NOMINEE, AND “FOR” ITEMS 2, 3, 4 AND 5.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

This proxy is solicited on behalf of the Board of Directors and will be voted as directed herein. If no direction is given, this proxy will be voted in accordance with the Board of Directors’ recommendations.

INSTRUCTION: Please mark your vote for each nominee separately

		1.	ELECTION OF DIRECTORS	FOR	AGAINST	ABSTAIN
			Stuart A. Rose	☐	☐	☐

			Zafar A. Rizvi	☐	☐	☐

			Edward M. Kress	☐	☐	☐

			David S. Harris	☐	☐	☐

			Charles A. Elcan	☐	☐	☐

			Mervyn L. Alphonso	☐	☐	☐

			Lee I. Fisher	☐	☐	☐

			Anne C. MacMillan	☐	☐	☐

			Cheryl L. Bustos	☐	☐	☐

		2.	ADVISORY VOTE to approve executive compensation.	☐	☐	☐

		3.	ADOPTION of an Amendment to our Certificate of Incorporation to increase our authorized Common Stock from 45,000,000 shares to 90,000,000 shares.	☐	☐	☐

		4.	APPROVAL of our 2026 Incentive Plan.	☐	☐	☐

		5.	RATIFICATION of the appointment of our independent registered public accounting firm for fiscal 2026.	☐	☐	☐
To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐
		6.	IN THEIR DISCRETION the proxies are authorized to vote upon such other business as may properly come before the Meeting.

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note:

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ANNUAL MEETING OF SHAREHOLDERS OF

REX AMERICAN RESOURCES CORPORATION

May 28, 2026

PROXY VOTING INSTRUCTIONS

INTERNET - Access www.voteproxy.com and follow the instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.

TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or +1-201-299-4446 worldwide from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

Vote online or by phone until 11:59 P.M. Eastern Time the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Annual Meeting.

GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today at equiniti.com/us/ast-access to enjoy online access.

COMPANY NUMBER
ACCOUNT NUMBER

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, proxy statement and voting instructions/proxy card are available at investors.rexamerican.com/ir-resources/annual-meeting
Please detach along perforated line and mail in the envelope provided IF you are not voting via the Internet.

00033333333333033000 0	052826
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH DIRECTOR NOMINEE, AND “FOR” ITEMS 2, 3, 4 AND 5.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

This proxy is solicited on behalf of the Board of Directors and will be voted as directed herein. If no direction is given, this proxy will be voted in accordance with the Board of Directors’ recommendations.

INSTRUCTION: Please mark your vote for each nominee separately

		1.	ELECTION OF DIRECTORS	FOR	AGAINST	ABSTAIN
			Stuart A. Rose	☐	☐	☐

			Zafar A. Rizvi	☐	☐	☐

			Edward M. Kress	☐	☐	☐

			David S. Harris	☐	☐	☐

			Charles A. Elcan	☐	☐	☐

			Mervyn L. Alphonso	☐	☐	☐

			Lee I. Fisher	☐	☐	☐

			Anne C. MacMillan	☐	☐	☐

			Cheryl L. Bustos	☐	☐	☐

		2.	ADVISORY VOTE to approve executive compensation.	☐	☐	☐

		3.	ADOPTION of an Amendment to our Certificate of Incorporation to increase our authorized Common Stock from 45,000,000 shares to 90,000,000 shares.	☐	☐	☐

		4.	APPROVAL of our 2026 Incentive Plan.	☐	☐	☐

		5.	RATIFICATION of the appointment of our independent registered public accounting firm for fiscal 2026.	☐	☐	☐
To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐
		6.	IN THEIR DISCRETION the proxies are authorized to vote upon such other business as may properly come before the Meeting.

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note:

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Important Notice Regarding the Availability of Proxy Materials for
the Annual Meeting of Shareholders of

REX AMERICAN RESOURCES CORPORATION

To be held on: May 28, 2026, at 3:00 p.m. Eastern Time

COMPANY NUMBER
ACCOUNT NUMBER
CONTROL NUMBER

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet or by mail. We encourage you to access and review all of the important information contained in the proxy materials before voting.

The Board of Directors recommends a vote FOR each of the nominees, and FOR items 2, 3, 4, AND 5.

If you want to receive a paper or e-mail copy of the proxy materials you must request one. There is no charge to you for requesting a copy. To facilitate timely delivery please make the request as instructed below before May 14, 2026.

Please visit investors.rexamerican.com/ir-resources/annual-meeting, where the following materials are available for view:

• Notice of Meeting • Proxy statement • Voting instructions/proxy card
TO REQUEST MATERIAL:	TELEPHONE: 1-888-Proxy-NA (1-888-776-9962) or +1-201-299-6210 worldwide E-MAIL: help@equiniti.com WEBSITE: us.astfinancial.com/OnlineProxyVoting/ProxyVoting/RequestMaterials
TO VOTE:

ONLINE: To access your online proxy card, please visit www.voteproxy.com and follow the instructions or scan the QR code with your smartphone. You may enter your voting instructions at www.voteproxy.com until 11:59 p.m. Eastern Time, the day before meeting.

TELEPHONE: Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or +1-201-299-4446 worldwide from any touch-tone telephone and follow the instructions. Have this notice available when you call.

IN PERSON: You may vote your shares in person by attending the Annual Meeting. Information on how to obtain directions to be able to attend the meeting and vote in person can be found in the Proxy Statement.

MAIL: You may request a printed proxy card by following the instructions above.

	1.	ELECTION OF DIRECTORS
Stuart A. Rose

Zafar A. Rizvi

Edward M. Kress

David S. Harris

Charles A. Elcan

Mervyn L. Alphonso

Lee I. Fisher

Anne C. MacMillan

Cheryl L. Bustos

	2.	ADVISORY VOTE to approve executive compensation.

	3.	ADOPTION of an Amendment to our Certificate of Incorporation to increase our authorized Common Stock from 45,000,000 shares to 90,000,000 shares.

	4.	APPROVAL of our 2026 Incentive Plan.

	5.	RATIFICATION of the appointment of our independent registered public accounting firm for fiscal 2026.
Please note that you cannot use this notice to vote by mail. To vote, you must vote online or by telephone or request a paper copy of the proxy materials to receive a proxy card.
	6.	IN THEIR DISCRETION the proxies are authorized to vote upon such other business as may properly come before the Meeting.